UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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QUANTA CAPITAL HOLDINGS LTD.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 29, 2005

Hamilton, Bermuda

To the Shareholders of Quanta Capital Holdings Ltd.:

You are cordially invited to attend the annual general meeting of shareholders of Quanta Capital Holdings Ltd. which will be held on Thursday, June 2, 2005 at 10:00 A.M. (local time), at The Fairmont Hamilton Princess Hotel, 76 Pittsbay Road, Hamilton HM 11, Bermuda, and at any adjournment or postponement thereof. On the following pages you will find the notice of annual general meeting and the proxy statement with detailed information about the business to be considered at the meeting. The proxy statement and proxy card are first being distributed to shareholders on or about April 29, 2005.

All holders of the Company's common shares, par value $0.01 per share, at the close of business on April 25, 2005 will be entitled to vote at the annual general meeting of shareholders. To assure that you are represented at the annual general meeting, whether or not you plan to attend the meeting in person, please read carefully the accompanying proxy statement. Your vote is very important. Please complete, date, sign and return the enclosed proxy card promptly.

Sincerely,

Tobey J. Russ Chairman of the Board of Directors

QUANTA CAPITAL HOLDINGS LTD.

Cumberland House
1 Victoria Street
Hamilton HM 11 Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 2, 2005

NOTICE IS HEREBY GIVEN that the annual general meeting of shareholders of Quanta Capital Holdings Ltd. (the "Company"), will be held on Thursday, June 2, 2005, at 10:00 a.m. (local time), at The Fairmont Hamilton Princess Hotel, 76 Pittsbay Road, Hamilton HM 11, Bermuda, and at any adjournment or postponement thereof.

At the annual general meeting, the Company's shareholders will be voting on the following proposals:

PROPOSAL No. 1:    To elect seven directors to serve for a term of one year or until their respective successors are elected and qualified.

PROPOSAL No. 2:    To increase the number of common shares available under the 2003 Long Term Incentive Plan.

PROPOSAL No. 3:    To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2005.

PROPOSAL No. 4:    To conduct other business if properly raised.

Only shareholders of record, as shown by the Register of Members of the Company, at the close of business on April 25, 2005 are entitled to notice of, and to vote at, the annual general meeting or any adjournment or postponement thereof. A copy of the Company's financial statements for the fiscal year ended December 31, 2004, as approved by the board of directors, shall be made available to the shareholders of the Company at the annual general meeting.

All shareholders are cordially invited to attend the annual general meeting. If you do not expect to be present at the annual general meeting, you are requested to complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to make sure that your shares are represented at the annual general meeting. For the votes represented by your proxy to be counted at the meeting, your proxy must be received before the annual general meeting. In the event you decide to attend the annual general meeting in person, you may, if you desire, revoke your proxy before the annual general meeting or at the annual general meeting prior to the vote pursuant to the proxy and vote your shares in person.

YOUR VOTE IS IMPORTANT

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

Michael B. Ashford Secretary
Hamilton, Bermuda April 29, 2005

PROXY STATEMENT
ANNUAL GENERAL MEETING OF SHAREHOLDERS
June 2, 2005

INTRODUCTION

This proxy statement is furnished to shareholders of Quanta Capital Holdings Ltd., an exempted company incorporated in Bermuda as a holding company (the "Company"), in connection with the solicitation of proxies, in the accompanying form, by the board of directors of the Company (the "board of directors") for use in voting at the annual general meeting of shareholders to be held on Thursday, June 2, 2005, at 10:00 a.m. (local time), at The Fairmont Hamilton Princess Hotel, 76 Pittsbay Road, Hamilton HM 11, Bermuda, and at any adjournment or postponement thereof.

This proxy statement, the attached notice of annual general meeting and the enclosed proxy card are first being mailed to our shareholders on or about April 29, 2005. In addition, a copy of the annual report on Form 10-K of the Company for 2004 (including financial statements), which is not a part of the proxy soliciting material, is enclosed.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Purpose of the Annual General Meeting

The specific proposals to be considered and acted upon at the annual general meeting are summarized in the accompanying notice of annual general meeting of shareholders. Each proposal is described in more detail in this proxy statement.

Record Date and Outstanding Shares

The board of directors has fixed the close of business on April 25, 2005 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the annual general meeting. Only shareholders of record at the close of business on the Record Date will be entitled to vote at the annual general meeting or any and all adjournments or postponements thereof.

As of the Record Date, the Company had issued and outstanding 56,798,218 common shares, par value $0.01 per share. The common shares comprise all of the Company's issued and outstanding voting stock.

Quorum and Votes Required to Approve the Proposals

A "quorum" is necessary to hold the annual general meeting. A quorum consists of two or more persons present in person and representing in person or by proxy in excess of 50% of the issued and outstanding common shares entitled to attend and vote at the annual general meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum, but are not counted for purposes of determining any of the proposals to be voted on. As a result, abstentions and broker non-vote will not have an effect on the outcome of the proposals.

A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Abstentions and broker non-votes are not counted in determining the total number of votes cast and will have no effect with respect to Proposals 1, 2 and 3. The affirmative vote by a majority of the votes cast is required to approve the proposals to be acted on at the annual general meeting.

Voting at the Annual General Meeting

In general, shareholders have one vote for each ordinary share held by them and are entitled to vote at all meetings of shareholders. Our bye-laws provide generally that any shareholder owning, directly, indirectly or, in the case of any U.S. Person, constructively or by attribution, shares with more than 9.5% of the total voting power of all shares entitled to vote generally at an election of directors will have the voting rights attached to such shares reduced so that it may not exercise more than 9.5% of the total voting rights. The reduction in votes is generally to be applied proportionately among all shareholders who are members of the first shareholder's "control group." A "control group" means, with respect to any person, all shares directly owned by such person and all shares directly owned by each other shareholder any of whose shares are included in the controlled shares of such person. "Controlled shares" means all shares that a person is deemed to own directly, are beneficially owned directly or indirectly within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or in the case of a U.S. person, are owned indirectly (within the meaning of Section 958(a) of the Internal Revenue Code) or constructively (within the meaning of Section 958(b) of the Internal Revenue Code). A similar limitation is to be applied to shares held directly by members of a "related group." A "related group" means a group of shareholders that are investment vehicles and are under common control and management. Any reduction in votes is generally allocated proportionately among members of the shareholder's "control group" or "related group," as the case may be.

Under these provisions certain shareholders may have their voting rights limited to less than one vote per share. Moreover, these provisions could have the effect of reducing the voting power of certain shareholders who would not otherwise be subject to the limitation by virtue of their direct share ownership.

Our directors are empowered to require any shareholder to provide information as to that shareholder's beneficial ownership of shares, the names of persons having beneficial ownership of the shareholder's shares, relationships, associations or affiliations with other shareholders or any other facts the directors may deem relevant to a determination of the number of controlled shares attributable to any person. Our directors may disregard the votes attached to the shares of any holder failing to respond to such a request or submitting incomplete or untrue information.

Our directors retain certain discretion to make such final adjustments to the aggregate number of votes attaching to the shares of any shareholder that they consider fair and reasonable in all the circumstances to ensure that no person will hold more than 9.5% of our voting rights at any time. As a result of any reduction in the votes of other shareholders, your voting power might increase above 5% of the aggregate voting power of the outstanding shares, which may result in your becoming a reporting person subject to Schedule 13D or 13G filing requirements under the Exchange Act. In addition, the reallocation of your votes could result in your becoming subject to filing requirements under Section 16 of the Exchange Act.

The election of each nominee for director, and the approval of all other matters to be voted upon at the annual general meeting, require the affirmative vote of a majority of the votes cast at the annual general meeting, provided there is a quorum (consisting of two or more persons present in person and representing in person or by proxy in excess of 50% of the issued and outstanding common shares entitled to attend and vote at the annual general meeting). Cumulative voting by shareholders is not permitted.

The Company has appointed an inspector of elections to count votes cast in person or by proxy. Common shares owned by shareholders who are present in person or by proxy at the annual general meeting but who elect to abstain from voting will be counted towards the presence of a quorum. However, such common shares, and common shares owned by shareholders and not voted in person or by proxy at the annual general meeting (including broker non-votes), will not be counted towards the majority needed to elect a director or approve any other matter before the shareholders and thus will have no effect on the outcome of those votes. Common shares held by shareholders who indicate on their proxy cards that they withhold authority to vote on any or all director nominees will be counted as a "no" vote with respect to those nominees as to which authority has been withheld. Common shares held by shareholders who have signed their proxy cards but have not indicated a choice will be counted towards the presence of a quorum and will be voted for the election of the nominees in Proposal No. 1 listed herein, for the increase in the number of common shares available under the 2003 Long Term Incentive Plan in Proposal No. 2 and for the ratification of the selection of PricewaterhouseCoopers LLP in Proposal No. 3.

Revocability and Voting of Proxies

Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the annual general meeting or at the annual general meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:

•	by writing a letter delivered to the registered office of the Company at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda, attention: Michael B. Ashford, stating that the proxy is revoked;

•	by submitting another proxy with a later date; or

•	by attending the annual general meeting in person and voting their common shares.

Any notice of revocation of an outstanding proxy (including the submission of another proxy with a later date) must be received before the annual general meeting or at the annual general meeting prior to the vote pursuant to the proxy. Any shareholder of record entitled to vote at the annual general meeting may attend the annual general meeting and vote in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee, you are considered the beneficial owner of shares held in street name. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the annual general meeting. Your broker, bank or nominee has enclosed or provided voting instructions for you to use in directing the broker, bank or nominee how to vote your shares. Even if you do not intend to vote your shares at the annual general meeting, you may attend the meeting by following the procedures described below.

Unless the Company receives specific instructions to the contrary or unless such proxy is properly revoked, shares represented by each properly executed proxy will be voted: (1) FOR the election of each of the Company's nominees as a director; (2) FOR the increase in the number of common shares available under the 2003 Long Term Incentive Plan, (3) FOR the ratification of the selection of PricewaterhouseCoopers LLP ("PwC") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005; and (4) with respect to any other matters that may properly come before the annual general meeting, at the discretion of the proxy holders.

Attending the Annual General Meeting

A person is entitled to attend the annual general meeting only if that person was a shareholder or joint shareholder as of the close of business on April 25, 2005 or you hold a valid proxy for the annual general meeting. You should be prepared to present photo identification for admittance. In addition, the names of shareholders of record will be verified against the list of shareholders of record on the Record Date as shown on the Register of Members of the Company prior to being admitted to the annual general meeting. If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to April 25, 2005, a copy of the voting instruction card provided by your broker or nominee, or other similar evidence of ownership together with a letter from the broker or nominee appointing such shareholder as their proxy. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual general meeting.

Solicitation

The Company will pay the costs relating to this proxy statement, the proxy card and the annual general meeting. The Company has not retained anyone to solicit proxies personally or by mail,

telephone or internet. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to beneficial owners. Directors, officers and regular employees of the Company may solicit proxies by telephone, facsimile, electronic submission or other means or in person. They will not receive any additional compensation for any solicitation activities.

Householding

If you and others who share your mailing address beneficially own the Company's common shares or shares of other companies through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose shares are held in such accounts. This practice, known as "householding," is designed to reduce the volume of duplicate information and reduce printing and postage costs. You may discontinue householding by contacting your bank or broker. You may also request delivery of an individual copy of the annual report or proxy statement by contacting the Company at (441) 294-6350 or by writing to Karen Barnett, Quanta Capital Holdings Ltd., Cumberland House, 1 Victoria Street, Hamilton HM 11, Bermuda.

You may be able to initiate householding if your bank or broker has chosen to offer such service, by following the instructions provided by your bank or broker.

PROPOSALS TO BE VOTED UPON

Proposal No. 1 — Election of Directors

Pursuant to our bye-laws, the number of directors on our board is currently fixed at seven. All seven directors are presently serving on our board, four of whom are independent as that term is defined by the listing standards of the Nasdaq National Market. Six of our directors were elected at our 2004 annual general shareholders meeting and one of our directors was appointed in March 2005. All of our directors are standing for re-election at this annual general meeting of shareholders. If elected, they will serve until the next annual general meeting of shareholders. Each nominee for director was recommended by the governance and nominating committee and approved by our board of directors. Information regarding the business experience of each nominee is provided below. Proxies at this meeting cannot be voted for a greater number of persons than the number of nominees listed below.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF MESSRS. RUSS, MURPHY, LIPPINCOTT, MORRIS, RAMSEY, RITCHIE AND TIMMENY AS DIRECTORS. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

The election of each nominee for director requires the affirmative vote of a majority of the votes cast at the annual general meeting.

Tobey J. Russ — 47 — Chairman of the Board, President and Chief Executive Officer.    Mr. Russ was appointed as our Chairman of the Board, President and Chief Executive Officer in 2003. Mr. Russ has 23 years of experience in the property and casualty insurance industry. From 2000 to June 27, 2003, Mr. Russ served as president and chief executive officer and a director of Chubb Financial Solutions, Inc. ("CFS"). Prior to joining CFS, he served from 1995 to 2000 in various capacities at American International Group ("AIG"), including senior vice president — international risk management responsible for international commercial property and casualty and specialty lines underwriting and as president, AIG risk finance, a structured insurance division of AIG Domestic Insurance Group. Before joining AIG, Mr. Russ spent 14 years in various line and management positions at Arkwright Mutual Insurance Company including four years as President, Arkwright Risk Solutions.

Michael J. Murphy — 54 — Deputy Chairman of the Board and Chairman of the Office of Strategic Innovation.    Mr. Murphy was appointed as our Deputy Chairman of the Board and Chief Operating Officer in 2003. He has been transitioning from his Chief Operating Officer position to his role as Chairman of the Office of Strategic Innovation since March 2005. From January 2001 to June 27, 2003, Mr. Murphy served as executive vice president of CFS where he was responsible for Chubb's environmental solutions business. Mr. Murphy was also the chairman of the board of directors and co-founder of Environmental Strategies Corporation ("ESC"). He has over 25 years of experience in risk analysis and has played an active role in the development of environmental policy and technical risk assessment procedures for the environmental insurance industry. Prior to co-founding ESC, he was the chief operating officer of Risk Science International, a corporate division of Frank B. Hall & Co. Mr. Murphy was formerly appointed to the World Health Organization's Expert Advisory Consultation of Environmental Risk Management and testified on waste policy issues before the House of Lords Conference to assist in establishing U.K. waste policy.

Robert Lippincott, III — 58 — Director.    Mr. Lippincott has been the President of Lippincott Consulting Holding LLC, which provides consulting services to the insurance and reinsurance industries since January 2005. From April 2003 until December 2004, Mr. Lippincott served as Executive Vice President of Towers Perrin Reinsurance, a reinsurance intermediary. From October 1983 to March 2003, Mr. Lippincott served in a number of positions at the AXA group of insurance companies, most recently, from January 2001 to February 2003 as the Chairman, President and Chief Executive Officer of AXA Re Property and Casualty Insurance Company. Mr. Lippincott currently also serves as a director of privately held AXA Art Insurance Company where he is a member of the compensation committee.

Nigel W. Morris — 46 — Director.    Mr. Morris is the President of Ffestiniog Company LLC., an investment company. Until April 2004, he was the Vice Chairman of the board of directors of Capital One Financial Corporation ("Capital One"), a leading provider of consumer financial products, which he co-founded in 1995. From 1995 until May 2003, Mr. Morris was the President and Chief Operating Officer of Capital One. Mr. Morris has been named, among other honors, "Entrepreneur of the Year" in July 1999 by the London School of Business and has served the State of Virginia at the request of Virginia Governor Mark Warner as Vice Chairman of Virginia's Commission on Efficiency and Effectiveness in 2002 and as a member of the Governor's Counsel on Virginia's Future in 2003. He is currently a member of the governing body of the London School of Business and serves on the board of directors and the audit committee of The Economist Group. He is a trustee of New Philanthropy Capital, a charity in the United Kingdom that develops and encourages more effective charitable giving wordwide.

W. Russell Ramsey — 45 — Director.    Mr. Ramsey is the Chairman and Chief Executive Officer of Ramsey Asset Management GP, LLC, an asset manager and the successor in interest to the BEM Capital Management group of companies founded by Mr. Ramsey in May 2001. Mr. Ramsey is also a co-founder of Friedman, Billings, Ramsey Group, Inc., a national investment bank. Mr. Ramsey has been a director of Friedman, Billings, Ramsey Group, Inc. since its inception in 1989. Further, Mr. Ramsey served as president and secretary of Friedman, Billings, Ramsey Group, Inc. from 1989 to 1999 and served as its president and co-chief executive officer from 1999 to December 2001. Mr. Ramsey currently also serves on the board of directors and the audit committee of JER Investors Trust, a company which invests in and originates real estate financial products, primarily commercial mortgage-backed securities and nonconforming mezzanine and other mortgage loans. He also serves on the board of directors at George Washington University and on the advisory council of the National Geographic Society.

James J. Ritchie — 50 — Director.    Mr. Ritchie has over 28 years of experience in the insurance and financial services industries, particularly in the U.S. and international insurance and reinsurance industries. From February 2001 until May 2003, he served as managing director and chief financial officer of White Mountains Insurance Group, Ltd.'s OneBeacon Insurance Company and served as a group chief financial officer for White Mountains Insurance Group, Ltd. From December 2000 until February 2001, Mr. Ritchie was a consultant for White Mountains Insurance Group, Ltd. From 1986 until 2000, Mr. Ritchie held various positions with CIGNA Corporation including chief financial officer of the company's international division and head of its internal audit division. Prior to Mr. Ritchie's insurance career, from 1977 until 1986, he served in the audit group at Price Waterhouse, including as a senior audit manager. Mr. Ritchie is also a member of the board of directors and chairman of the audit committee of Ceres Group, Inc., a public company engaged in an array of health and life insurance products and of KMG America Corporation, a public company engaged in life and health insurance risk assumption, third-party administration and medical management services. He is a certified public accountant and participates in various industry groups, including Financial Executives International, the National Association of Corporate Directors, the American Institute of Certified Public Accountants and the Institute of Internal Auditors.

Wallace L. Timmeny — 67 — Director.    Mr. Timmeny is a partner in the Washington, D.C. office of Dechert LLP, a law firm, which he joined in 1996. Mr. Timmeny is a past chairman of the Executive Council of the Securities Law Committee of the Federal Bar Association. Mr. Timmeny has served as an adjunct professor at American University School of Law, George Mason University School of Law and Georgetown University School of Law. From 1965 to 1979, Mr. Timmeny was an attorney with the U.S. Securities and Exchange Commission ("SEC") and ultimately the deputy director of the Division of Enforcement of the SEC. Mr. Timmeny also serves as a director of Friedman, Billings, Ramsey Group, Inc., a position he has held since December 29, 1997 and as the Chairman of the Risk Management Committee of Friedman, Billings, Ramsey Group, Inc. In addition, since August 2004, Mr. Timmeny is serving as a director, a member of the Audit Committee and the Chairman of the Compensation Committee of publicly traded Waste Services Inc., a multi-regional, integrated solid waste company providing collection, transfer, landfill disposal and recycling services for commercial, industrial and residential customers in the United States and Canada.

Director Independence

The board of directors has determined that four of the seven directors standing for re-election have no material relationship with the Company and are independent under the listing standards of the Nasdaq National Market. These directors are Robert Lippincott, III, Nigel W. Morris, James J. Ritchie and Wallace L. Timmeny.

Proposal No. 2 — Increase in the number of common shares available under the 2003 Long Term Incentive Plan.

The board of directors and the compensation committee have determined that it is in the best interests of the Company and its shareholders to amend the 2003 Long Term Incentive Plan (the "Plan"), as previously adopted by the shareholders effective July 10, 2003, to add 3,500,000 common shares to the Plan (the "Plan Amendment"). There are currently 5,850,000 common shares subject to the Plan, of which 4,112,177 shares were issued or are currently subject to options and performance share units as of April 15, 2005. The board of directors and the compensation committee have approved the Plan Amendment, to be effective as of the date of approval by the Company's shareholders. The Plan Amendment will not become effective unless shareholder approval is obtained at the annual general meeting of shareholders.

The purpose of the Plan is to advance the Company's interests and those of its shareholders by providing a means to attract, retain and motivate employees, directors and consultants upon whose judgment, initiative and efforts, the Company's continued success, growth and development is dependent. The Company plans to continue to use equity compensation as an element of total compensation for its employees, directors and consultants. Without additional common shares available under the Plan, the Company will be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the talent critical to the Company's future success.

A copy of the Plan, marked to show the proposed amendment, is attached as Exhibit A to this proxy statement. The principal features of the Plan and the proposed amendment to the Plan are described below, but such descriptions are qualified in their entirety by reference to the complete text of the Plan.

Summary of the Plan

General.    The Plan provides for the grant of any or all of the following types of awards to eligible participants: options, including incentive stock options ("ISOs") and non-qualified stock options, share appreciation rights ("SARs"), restricted shares, restricted share units, performance awards, dividend equivalents and other share-based awards. The Plan also provides the Company's directors with the opportunity to receive their annual retainer fee for board of director service in shares.

Amount of Common Shares Subject to the Plan.    Under the terms of the Plan, the Company has been authorized to grant equity securities with respect to an aggregate of 5,850,000 common shares. The Plan Amendment will increase the number of authorized shares issuable under the Plan by 3,500,000 common shares. There are currently 1,737,823 common shares available for the grant of equity securities under the Plan. The board of directors and the compensation committee believe that this is not a sufficient number of common shares to accomplish the objectives described above. The addition of 3,500,000 common shares to the Plan will enable the Company to further promote these objectives.

The maximum number of shares with respect to which options and share appreciation rights may be granted during a calendar year to any eligible participant is 700,000 shares and with respect to performance awards, restricted shares and restricted share units intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Tax Code") is the equivalent of 250,000 shares during a calendar year to any eligible employee.

Eligibility.    The persons eligible to receive awards under the Plan include the Company's employees, directors and consultants and those of its affiliated entities. Currently, the Company and its subsidiaries have 6 directors who are not employees, approximately 314 employees and approximately 23 consultants.

Administration of the Plan.    The compensation committee of our board of directors administers the Plan and makes all decisions with respect to the Plan. The compensation committee is composed solely of independent directors under listing standards of the Nasdaq National Market. Members of the compensation committee must also be "non-employee directors" within the meaning of Rule 16b-3 of the Exchange Act and, if required, "outside directors" within the meaning of Section 162(m) of the Tax Code. The compensation committee has the authority to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to otherwise make any determination that it deems necessary or desirable for the administration of the Plan. The compensation committee selects the recipients of awards granted under the Plan and determines the dates, amounts, exercise prices, vesting periods, pricing and other relevant terms of the awards. Recipients of awards may exercise awards at any time after they vest and before they expire, except that no awards may be exercised after ten years from the date of grant. Awards are generally not transferable by the recipient during the recipient's life. Awards granted under the Plan will be evidenced by either an agreement that is signed by the Company and the recipient or a confirming memorandum issued by the Company to the recipient setting forth the terms and conditions of the awards.

Adjustments upon certain events.    In the event that the compensation committee determines that any dividend in shares, recapitalization, share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of eligible participants under the Plan, then the compensation committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, including adjusting any or all of (1) the number and kind of shares which may thereafter be issued under the Plan, (2) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (3) the exercise price, grant price, or purchase price relating to any award. With respect to ISOs, any such adjustment will be made in accordance with Section 424(a) of the Tax Code, unless the compensation committee determines otherwise. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives included in, awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any of its subsidiaries or affiliates or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, or accounting principles. However, if an award agreement specifically so provides, the compensation committee shall not have discretion to increase the amount of compensation payable under the award to the extent such an increase would cause the award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

Director's Shares for Payment of Annual Retainer Fee in Lieu of Cash.    Each director may make an election in writing on or prior to November 15 to receive his annual retainer fees payable in the following calendar year in the form of shares instead of cash. Any such shares elected shall be payable at the time cash retainer fees are otherwise payable, and the number of shares distributed shall be equal to 120 percent of the amount of the annual retainer fee otherwise payable on such payment date divided by the fair market value of a share on such date. Notwithstanding the foregoing, a Director who is first elected or appointed to the Board may make an election under this Section 7 within 30 days of such election or appointment in respect of annual retainer fees payable after the date of the election. Any election made under this Section 7 shall remain in effect for future years unless and until a new election is made in accordance with the provisions of this Section 7.

Options.    The Plan provides that the option price pursuant to which common shares may be purchased will be determined by the compensation committee. As of April 15, 2005, the closing price of the Company's common shares was $7.95 per share. The compensation committee determines the term of each option, but no option may be exercisable more than ten years after the date of grant. The compensation committee shall determine at the date of grant or thereafter the time or times at which an option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the compensation committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, shares, notes or other property), and the methods by which shares will be delivered or deemed to be delivered to eligible participants, However, in no event may any portion of the exercise price be paid with shares acquired either under an award granted pursuant to this Plan, upon exercise of a stock option granted under another Company plan or as a stock bonus or other stock award granted under another Company plan unless, in any such case, the shares were acquired and vested more than six months in advance of the date of exercise.

Share Appreciation Rights.    The compensation committee has the authority under the Plan to grant SARs. The compensation committee will determine, at the time of grant or thereafter, the time or times at which a SAR may be exercised in whole or in part (which shall not be more than ten years after the date of grant of the SAR), the method of exercise, method of settlement, form of consideration payable in settlement, method by which shares will be delivered or deemed to be delivered to eligible participants, whether or not a SAR shall be in tandem with any other award, and any other terms and conditions of any SAR, including the achievement of performance criteria described in Section 5(f)(i). Unless the compensation committee determines otherwise, a SAR (1) granted in tandem with a NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

Other Share-Based Awards.    The compensation committee also has the authority under the Plan to grant awards of restricted shares, restricted share units and other awards that are valued in whole or in part by reference to, or are otherwise based upon, the fair market value of the Company's common shares. The terms and conditions of these other share-based awards will be determined by the compensation committee. Such other share-based awards may be granted in a manner that will enable the Company to deduct any amount paid by the Company under Section 162(m) of the Tax Code ("Performance-Based Awards"). Performance Based Awards are rights to receive amounts denominated in cash or common shares, based on the Company's or participant's performance between the date of grant and a pre-established future date.

        Federal Income Tax Consequences.

The following is a discussion of certain U.S. federal income consequences relevant to participants in the Plan who are subject to federal income tax and the Company. It is not intended to be a complete description of all possible tax consequences with respect to awards granted under the Plan and does not address state, local or foreign tax consequences. Accordingly, holders of awards granted under the Plan should consult their own tax advisers for specific advice with respect to all federal, state or local tax effects before exercising any options or share appreciation rights, and before disposing of any shares of stock acquired pursuant to an award. Moreover, the Company does not represent that the foregoing tax consequences apply to any particular participant's specific circumstances or will continue to apply in the future and makes no undertaking to maintain the tax status (such as an ISO) of any award.

Non-Qualified Stock Option.    A participant who is granted a non-qualified stock option will not recognize income at the time the option is granted. Upon the exercise of the option, however, the excess, if any, of the market value of the common shares on the date of exercise over the option price will be treated as ordinary income to the participant, and the Company will generally be entitled to an income tax deduction in the same year in an amount measured by the amount of ordinary income taxable to the participant. The participant will be entitled to a cost basis for the common shares for income tax purposes equal to the amount paid for the common shares plus the amount of ordinary income taxable at the time of exercise. Upon a subsequent sale of such common shares, the participant will recognize short-term or long-term capital gain or loss, depending upon his or her holding period for such common shares.

Incentive Stock Options.    A participant who is granted an ISO satisfying the requirements of the Tax Code will not recognize income at the time the option is granted and generally will not recognize income upon exercise of the option provided such participant was an employee of the Company or a subsidiary at all times from the date of grant until three months prior to exercise. The excess of the fair market value over the option exercise price is, however, included in determining the participant's alternative minimum tax as of the date of exercise. If the participant does not dispose of shares received upon exercise of the option for one year after exercise and two years after grant of the option (the "Holding Period"), upon the disposition of such shares the participant will recognize long-term capital gain or loss based on the difference between the option exercise price and the fair market value of shares on the date of disposition. In such event, the Company is not entitled to a deduction for income tax purposes in connection with the exercise of the option. If the participant disposes of the shares received upon exercise of the option without satisfying the Holding Period requirement, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the option over the exercise price or (ii) the amount realized upon the disposition of such shares over the exercise price. Any further appreciation is taxed as short-term or long-term capital gain, depending on the participant's Holding Period. If the disposition fails to satisfy the Holding Period, the Company would be entitled to an income tax deduction in the same year in an amount measured by the amount of ordinary income taxable to the participant.

Share appreciation rights.    A participant will generally not be taxed at the time a SAR is granted nor will the Company receive a tax deduction. Upon exercise of a SAR, a participant will recognize taxable income equal to the fair market value of the shares received on the exercise date. The Company will be entitled to an income tax deduction in the amount of such income recognized by the participant. SAR's that are paid in cash may be subject to taxation at vesting rather than at exercise because the tax treatment of certain SAR's is unsettled under Section 409A of the Tax Code (see the discussion below).

Restricted Shares and Restricted Share Units.    A participant will not recognize any income at the time an award of restricted shares or restricted share units is granted, nor will the Company be entitled to a deduction at that time. In the year in which restrictions on the restricted shares lapse, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of vesting over the amount, if any, the participant paid for the shares. Similarly, upon the vesting of restricted share units, the participant will recognize ordinary income in an amount equal to the fair market value of the shares received. With respect to awards of both restricted shares and restricted share units, the Company will be entitled to a tax deduction at the same time and in the same amount as the participant recognizes income.

Performance Awards.    A participant who is awarded performance shares will not recognize income and the Company will not be allowed a deduction at the time that the award is made. When a participant receives payment for performance shares in common shares, the fair market value of the shares received will be ordinary income to the participant. If payment is made in cash, the amount of cash received will be ordinary income to the participant. In either case, the Company will be entitled to a tax deduction in the amount of such income recognized by the participant.

Dividend Equivalents.    A participant who is awarded dividend equivalents generally will not recognize taxable income, and the Company will not receive a tax deduction, until shares or cash are distributed pursuant to the award. When the participant receives payment for dividend equivalents in common shares or cash, the fair market value of the shares or the amount of cash received will be ordinary income to the participant and the Company will be entitled to a deduction in the amount of such income recognized by the participant.

The compensation committee will require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the grant, vesting or exercise of an award. In compliance with the American Jobs Creation Act of 2004, after January 1, 2005, the maximum federal withholding rate will be used for supplemental wage payments in excess of $1,000,000 during any taxable year.

Section 409A of the Tax Code.    Certain awards under the Plan may be subject to Tax Code Section 409A. Section 409A was added to the Tax Code by the American Jobs Creation Act of 2004. Section 409A generally applies to compensation deferred under a nonqualified deferred compensation plan on or after January 1, 2005. Section 409A imposes new requirements on a participant's election to defer compensation and the participant's selection of the timing and form of distribution of the deferred compensation with respect to certain awards under the Plan. Also, Section 409A generally provides that the distributions must be made on or following the occurrence of certain events (e.g. the participant's "separation from service" (as defined in Section 409A), a predetermined date, or the participant's death). Section 409A imposes restrictions on a participant's ability to change his or her distribution timing or form with respect to awards under the Plan after the compensation has been deferred. For certain participants who are officers of the Company or its subsidiary corporations and who would otherwise receive a distribution upon separation from service, Section 409A requires that such participant's distribution commence no earlier than six months after such officer's "separation from service" (as defined in Section 409A).

Stock options, SAR's that are distributable in shares of Common Stock and restricted stock awards granted under the Plan generally are not considered deferred compensation subject to Section 409A. Restricted share unit awards and other awards may be subject to Section 409A, depending on the terms of the award. The Company intends that awards made under the Plan that are subject to Section 409A will comply with the requirements of Section 409A.

A nonqualified deferred compensation plan must satisfy the requirements of Section 409A in form and in operation. If the Plan fails to satisfy the requirements of Section 409A, a participant in the Plan may recognize ordinary income on the amounts deferred under the Plan, to the extent vested, prior to when the compensation is actually or "constructively" received. Also, if a Plan fails to comply, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as certain interest on amounts treated as tax underpayments related to such deferred compensation. Awards granted under the Plan are intended to comply with Section 409A to the extent applicable. The Internal Revenue Service recently issued guidance under Section 409A and is expected to issue regulations or additional guidance under Section 409A in the future. Accordingly, the requirements of Section 409A (and the application of those requirements to awards under the Plan) are not entirely clear.

The Plan is not subject to any provision of ERISA, nor is it a qualified employee benefit plan under Section 401(a) of the Tax Code.

Amendments to and Termination of the Plan.    The board of directors may amend, alter, suspend, discontinue, or terminate the Plan or the compensation committee's authority to grant awards under the Plan without the consent of shareholders of the company or eligible participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's shareholders to the extent such shareholder approval is required under Section 422 of the Tax Code.

The Plan will not affect any other incentive compensation plan that the Company adopts and will not preclude the Company from establishing any other incentive compensation plans for its employees, directors or consultants.

The Plan will terminate on July 10, 2013.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PLAN AMENDMENT TO INCREASE THE NUMBER OF COMMON SHARES AVAILABLE UNDER THE PLAN. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

The approval of the amendment to the Plan to increase the number of common shares available under the Plan requires the affirmative vote of a majority of the votes cast at the annual general meeting.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal No. 3 — Ratification of Independent Registered Public Accounting Firm

Upon the recommendation of the audit committee, the board of directors has approved the appointment of the firm of PwC as the Company's independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 2005, subject to the ratification of the appointment by the shareholders. PwC has audited the Company's financial statements since the Company's inception in May 2003. Representatives of PwC are expected to be present at the annual general meeting and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLC AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PROXIES WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

The ratification of PwC as the Company's independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the annual general meeting.

Fee Information

The following table shows the fees billed or expected to be billed to the Company for the services provided by PwC for the years ended December 31, 2003 and December 31, 2004.

PricewaterhouseCoopers LLC Fees and Services	2003 Actual Fees	2004 Actual Fees
Audit Fees	$817,606	1,974,786
Audit-Related Fees	$630,000	125,000
Tax Fees	$20,970	—
All Other Fees	—	24,629
Total Fees	$1,168,576	2,124,415

Audit fees for 2004 consist of fees paid to PwC for the audits of the annual consolidated financial statements (for inclusion, in the case of 2004, in the Company's annual report on Form 10-K and, in the case of 2003, in the Company's registration statement on Form S-1), audits of annual statutory and subsidiary financial statements and services that are normally provided by the independent registered public accounting firm in connection with statutory, SEC and regulatory filings or engagements and the review of the consolidated financial statements included in our quarterly reports on Form 10-Q.

Audit-related fees for 2003 consist of fees paid to PwC for technical advisory services in connection with the Company's offering document used in connection with the Company's September 3, 2003 sale of 55 million shares in a private placement exempt from registration under the Securities Act of 1933, as amended (the "Private Offering") and its registration statement on Form S-1 which was initially filed with the SEC on December 21, 2003. Audit-related fees for 2004 consist of fees paid to PwC for technical advisory services and accounting consultations concerning financial accounting and reporting standards.

PwC did not provide any services to the Company that would be classified under "All Other Fees" in 2003. "All Other Fees" in 2004 relates to certain services performed by PwC relating to the Company's establishment of new subsidiaries in the United Kingdom as well as the provision of an executive compensation survey in Bermuda.

Pre-Approval Policies and Procedures

In accordance with the SEC's auditor independence rules and the audit committee charter, the audit committee has established the following policies and procedures by which it approves in advance any audit and permissible non-audit services to be provided by PwC.

Prior to the engagement of the independent auditor for any audit or permitted non-audit services, the chief financial officer, his designee or the chief operating officer, submits a proposal for such services to the audit committee or the chairman of the audit committee, as the case may be. The audit committee reviews such proposals and provides its consent only after first considering whether the proposed services are consistent with the SEC's rules on auditor independence. The engagement terms and fees for the following services are subject to the committee's consideration for pre-approval on a case-by-case basis:

•	annual audit of the Company's financial statements;

•	tax services proposed to be provided at the Company's expense to any executive officer or director of the company in his or her individual capacity;

•	services that were pre-approved but would exceed any corresponding fee threshold; and

•	other services that do not permit the registered public accounting firm to provide services in connection with a transaction initially recommended by the registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

The audit committee also will not permit the registered public accounting firm's engagement to provide any services to the extent that the SEC has prohibited the provision of those services by independent registered public accounting firms, which generally include:

•	bookkeeping or other services related to accounting records or financial statements;

•	financial information systems design and implementation;

•	appraisal or valuation services, fairness opinions or contribution-in-kind reports;

•	actuarial services;

•	internal audit outsourcing services;

•	management functions;

•	human resources;

•	broker-dealer, investment adviser or investment banking services;

•	legal services; and

•	expert services unrelated to the audit.

The audit committee delegated authority to the chairman of the committee, to:

•	pre-approve any services proposed to be provided by the independent registered public accounting firm and not already pre-approved or prohibited by this policy;

•	increase any authorized fee limit for pre-approved services (but not by more than 20% of the initial amount that was pre-approved) before the Company or its subsidiaries engage the registered public accounting firm to perform services for any amount in excess of the fee limit; and

•	investigate further the scope, necessity or advisability of any services as to which pre-approval is sought.

The chairman is required to report any pre-approval or fee increase decisions to the audit committee at the next committee meeting. The audit committee did not delegate to management any of the audit committee's authority or responsibilities concerning the registered public accounting firm's services.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Structure of the Board of Directors

Pursuant to our bye-laws, the number of directors on our board is currently fixed at seven. Six directors served on our board until March 8, 2005 when a seventh director was appointed. Four directors have been determined to be independent by our board of directors under the listing standards of the Nasdaq National Market.

Committees of the Board of Directors

Our board of directors has established three committees entirely comprised of independent directors, as such term is defined under the Nasdaq National Market listing standards. The three committees are: the audit committee, the compensation committee and the governance and nominating committee. The board of directors has adopted a written charter for each of these committees. The full text of each charter, as well as the Company's code of business conduct, are available on the Company's website at www.quantaholdings.com under "investor information" with a further link to "corporate governance." A copy of the audit committee charter is also attached as Exhibit B to this proxy statement.

Audit Committee

The audit committee assists our board of directors and our management to ensure that we consistently act with integrity and accuracy in financial reporting. The audit committee's responsibilities include:

•	selecting and reviewing our independent registered public accounting firm and their services;

•	reviewing and discussing with appropriate members of our management our audited financial statements, related accounting and auditing principles, practices and disclosures;

•	reviewing and discussing our quarterly financial statements prior to the filing of those quarterly financial statements;

•	establishing procedures for the receipt of, and response to, any complaints received by us regarding accounting, internal accounting controls, or auditing matters, including anonymous submissions by employees;

•	reviewing the accounting principles and auditing practices and procedures to be used for our financial statements and reviewing the results of those audits; and

•	monitoring the adequacy of our operating and internal controls as reported by management and the independent registered public accounting firm or internal auditors.

James J. Ritchie is the chairman of our audit committee, and the other members of our audit committee are Nigel W. Morris and Wallace L. Timmeny. The board has determined that each member of the audit committee satisfies the financial literacy requirements of the Nasdaq Stock Market and that James J. Ritchie is an audit committee financial expert as that term is defined under Item 401(h) of Regulation S-K.

Compensation Committee

The compensation committee's responsibilities include:

•	establishing and reviewing the overall corporate policies, goals and objectives for the compensation of our chief executive officer and other executive officers, including a review of the relationship of executive compensation to corporate performance and relative shareholder return, compensation at comparable companies, past years' compensation to our executives, and other relevant factors;

•	evaluating the performance of our chief executive officer and other executive officers in light of the corporate goals and objectives and, based on that evaluation, determining the compensation of the chief executive officer and other executives officers, including individual elements of salary, bonus, supplemental retirement, incentive and equity compensation, in light of the corporate goals and the performance evaluation; and

•	making recommendations to our board of directors regarding the salaries, benefits and other compensation of our non-employee directors, committee chairpersons, and committee members.

Nigel W. Morris is the chairman of our compensation committee, and the other members are James J. Ritchie and Wallace L. Timmeny.

Governance and Nominating Committee

The governance and nominating committee is responsible for assisting the board of directors by identifying the individuals qualified to serve on our board of directors and recommending to the board the nominees for election by shareholders at each annual general meeting of shareholders, to recommend to the board, director nominees for each committee of the board, to develop, recommend to the board, and assess corporate governance policies for the company, and to lead the board in its annual review of the board's performance. The governance and nominating committee's responsibilities include:

•	assessing, developing and communicating with the board concerning the appropriate criteria for nominating and appointing directors;

•	actively seeking individuals qualified to become board members for recommendation to the board;

•	if and when requested by the board, identifying and recommending to the board the appointees to be selected by the board for service on the committees of the board;

•	having sole authority to retain and terminate any search firm used to identify director candidates and having sole authority to approve the search firm's fees and other retention terms;

•	developing, assessing and recommending to the board corporate governance policies, including our code of business conduct;

•	reviewing, on behalf of the board, the charter of each committee of the board and making recommendations to the relevant committees with respect to these charters and to the board in connection with the board's action relating to these charters;

•	receiving comments from all directors and reporting its assessment of the board's performance annually to the board to be discussed with the full board following the end of each fiscal year;

•	reviewing and assessing the management succession plan for the chief executive officer position and other members of executive management and the annual review of its assessment of those plans with the board;

•	reviewing written communications from shareholders concerning our annual general meeting and governance process and making recommendations to the board with respect to these communications;

•	reviewing requests from directors and executive officers for waivers from our code of conduct, making recommendations to the board concerning those requests or granting such requests on behalf of the board, if appropriate, and reviewing any required disclosures relating to those waivers;

•	monitoring and reviewing with management our strategies; and

•	overseeing the director orientation program to familiarize new directors with our business, governance practices and industry trends.

Wallace L. Timmeny is the chairman of our governance and nominating committee, and the other members are Nigel W. Morris and James J. Ritchie.

Non-Employee Director Compensation

We pay each non-employee director annual cash compensation of $30,000 unless these directors elect to receive shares as provided by our 2003 long term incentive plan described above. We also pay the chairperson of our audit committee annual cash compensation of $15,000 and all other committee chairpersons annual cash compensation of $10,000. In addition, we pay each non-employee director a $1,500 fee for each board and committee meeting attended. Messrs. Morris, Ramsey, Ritchie and Timmeny received options to purchase 25,000 shares with an exercise price of $10.00 per share upon their appointment as director on September 3, 2003 and Mr. Lippincott received options to purchase 25,000 shares with an exercise price of $8.92 per share upon his appointment as director on March 8, 2005. The terms and conditions of these stock options are governed by the 2003 long term incentive plan described above.

With respect to equity compensation for the non-employee directors, the Compensation Committee determined that in light of the Company's results for 2004, no equity compensation would be granted to the non-employee directors for their service during 2004.

We reimburse all non-employee directors for expenses incurred to attend meetings of our board of directors or committees, including travel, meals and lodging. During 2004, we reimbursed our non-employee directors for actual expenses incurred, including for the expense of the use of the aircraft of one of our directors for his attendance at meetings of our board of directors. Under the expense reimbursement policy for non-management board members which was adopted by the board in March 2005, we will reimburse our non-management board members for meals and lodging and for travel. With respect to travel costs, we will reimburse the cost of travel only up to the actual cost of certain airline tickets regardless of how travel actually takes place.

Meetings of the Board of Directors, Executive Sessions and Attendance by Members of the Board of Directors at Annual General Meeting of Shareholders

The board of directors conducts its business through its meetings and meetings of its committees. Each director is requested to attend each of the Company's regularly scheduled meetings of the board of directors and its constituent committees on which that director serves and the Company's annual general meeting of shareholders. During 2004, the board of directors had five meetings, its audit committee had seven meetings, its compensation committee had six meetings and its governance and nominating committee had four meetings. All directors attended all meetings of the board except for one director who did not attend one meeting. The three independent directors who are the only members of the committees of the board of directors attended all of the committee meetings except for one director who did not attend one audit committee meeting and one compensation committee meeting.

The committees of the board of directors, consisting only of independent directors, hold regularly scheduled executive sessions where they meet independent of management. W. Russell Ramsey, who is not a member of management, also attended most of these sessions as an observer. Each of the committees of the board of directors held an executive session as part of or following each committee meeting in 2004. Specific meetings, or portions thereof, were set aside for ongoing training of the audit committee and the entire board of directors.

While the Company does not have a formal policy regarding board member attendance at annual general meetings of shareholders, the Company encourages each member of the board of directors to attend each annual general meeting of shareholders. In practice, the Company schedules regular board of directors or committee meetings on the same day as its annual general meeting of shareholders, which the Company believes will facilitate director attendance at the shareholders meeting. All of the Company's directors attended the 2004 annual general meeting.

Nomination of Directors

The governance and nominating committee reviews the qualifications of various persons to determine whether they might make good candidates for consideration for membership on the board of directors. In identifying candidates for membership on the board of directors, the governance and nominating committee takes into account:

•	Whether the director/potential director assists in achieving a mix of board members that represents a diversity of background and experience (including with respect to age, gender, industry knowledge and experience, and financial expertise) that, at the then applicable stage in the life of the Company, will result in the board of directors having the necessary tools to perform its oversight function effectively.

•	Personal individual characteristics, including strength of character, inquiring mind, mature judgment, independence of thought, ability to work collegially and effectively with others, high moral standards, loyalty to the Company and its business plan, concern for the Company's success and welfare, personal integrity, and high performance standards.

•	Other individual characteristics, including, ability to read and understand basic financial statements, business experience with high levels of responsibility, high accomplishments as a leader in his or her field or in the companies he or she has been associated with, superior credentials and recognition, commitment to enhancing shareholder value, experience at the strategy/policy setting level, experience dealing with complex problems or crisis response, the time available to contribute special competencies to board activities, service on not more than three boards of public companies and on not more than one other audit committee of a public company, the industry or financial service industry experience or the time available to enhance knowledge of the insurance, reinsurance and consulting industries, and freedom from conflicts of interest.

Candidates who do not meet all of these requirements may still be considered as the committee will seek candidates who present the best combination of these characteristics.

When identifying and evaluating incumbent directors whose terms are set to expire, the committee reviews such directors' overall service to the Company during their term including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with the Company during their term. The committee then evaluates that information in the context of the current composition of the board, the operating requirements of the Company and the long-term interests of the shareholders.

When identifying new director candidates, the committee first determines whether the nominee is independent as such term is defined under the listing standards of the Nasdaq National Market, which determination is based upon the Company's charter and bye-laws, applicable securities laws, the rules and regulations of the SEC and the advice of counsel, if necessary. The committee then uses its network of contacts or may use a professional search firm to compile a list of candidates. To date, the committee has not used a professional search firm to compile a list of candidates. The committee then organizes interviews and meetings to evaluate the candidate. Finally, the committee meets to discuss and consider such candidates' qualifications, chooses a candidate by majority vote and then proposes the candidate to the entire board of directors.

The governance and nominating committee will consider director candidates recommended by shareholders. If a shareholder has a suggestion for candidates for election to the board of directors, the Company's bye-laws provide that the recommendation must be submitted in writing to the Secretary, Quanta Capital Holdings Ltd., Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda not less than 60 days prior to a meeting of the shareholders of the Company called for the purpose of electing directors. Submissions must include each of the following:

1.	The name and record address of the shareholder who intends to make such nomination.

2.	The class and number of shares which are beneficially owned by the shareholder.

3.	The name, age, business and residential address of each individual to be nominated.

4.	The principal occupation or employment of each individual to be nominated.

5.	The class and number of shares which are beneficially owned by each individual to be nominated.

6.	All other information relating to each individual to be nominated that is required to be disclosed in solicitations for proxies in an election of directors pursuant to Regulation 14A under the Exchange Act.

7.	The signed consent of any such nominee to serve as a director, if so elected.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

Procedures for Contacting the Board of Directors

Shareholders of the Company and other interested parties may communicate their concerns to the board of directors or to individual directors in accordance with the procedures described on the Company's website at www.quantaholdings.com. Shareholder proposals intended to be presented at a meeting of shareholders by inclusion in the Company's proxy statement under SEC Rule 14a-8 or intended to be brought before a shareholders' meeting in compliance with our bye-laws are subject to specific notice and other requirements referred to under "Submission of Shareholder Proposals for 2006 Annual General Meeting" and in applicable SEC rules and our bye-laws. If you wish to make a shareholder proposal to be presented at a meeting of shareholders, you may not use the communication process described on the Company's website in lieu of following the notice and other requirements that apply to shareholder proposals intended to be presented at a meeting of shareholders.

EXECUTIVE OFFICERS

Biographies of the current executive officers of the Company are set forth below, except for those of Tobey J. Russ and Michael J. Murphy, which are included above.

John S. Brittain, Jr. — 46 — Chief Financial Officer.    Mr. Brittain was appointed our Chief Financial Officer on January 12, 2004. From March 2002 until September 2003, Mr. Brittain served as Executive Vice President and Chief Financial Officer of American Management Systems, Inc. Prior to AMS, he was with Nextel Communications, Inc., a wireless telecommunications company where he acted as Chief Financial Officer during 2000 and 2001 and served as Vice President and Treasurer from 1999 to 2002. From 1994 through 1998, he served as Senior Vice President and Treasurer of Sotheby's Holdings, Inc., the international auction and art related services company. Mr. Brittain commenced his career in banking as a corporate officer of JPMorgan Chase, a global banking and investment firm.

Gary G. Wang — 41 — Chief Risk Officer.    Mr. Wang was appointed our Chief Risk Officer in September 2003. Prior to joining us, Mr. Wang served as senior vice president and director of research at CFS since December 2002. He has ten years of experience in the financial services industry, including service as head of Asia Risk Finance of Barclays Capital Asia, an investment banking subsidiary of Barclays Capital, from February 1998 to May 2000, senior derivatives trader of Barclays Capital New York from May 1996 to February 1998 and senior quantitative analyst at Wells Fargo Bank from January 1994 to May 1996. He is a co-founder of China Network International, a telecom services company in China. He also serves as a director of China Risk Finance and Jade Capital Management, both of which are privately held companies engaged in consumer credit and direct investment businesses in China.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain compensation information for our Chief Executive Officer and four additional highly compensated executive officers (the "Named Executive Officers") for the years ended December 31, 2004 and 2003:

	Annual Compensation					Long Term Compensation Awards
Name and Principal Position	Fiscal Year		Salary ($)	Bonus ($)		Securities Underlying Options/ SARs(#)(1)		All Other Compensation
Tobey J. Russ Chairman of the Board, President and Chief Executive Officer	2004		$750,000	$—		—		$—
	2003		250,000	250,000		649,830		—
Michael J. Murphy Deputy Chairman of the Board and Chairman of the Office of Strategic Innovation(3)	2004		600,000	—		—		—
	2003	(2)	200,000	200,000		565,070		—
Kevin J. McHugh Interim President of U.S. Insurance(4)	2004		175,000	—		—		—
	2003	(2)	212,244	—		25,000	(5)	—
John S. Brittain Jr. Chief Financial Officer	2004		365,144	50,000	(6)	—		94,186	(7)
	2003		—	—		100,000	(8)	—
Gary G. Wang Chief Risk Officer	2004		350,000	—		—		—
	2003	(2)	116,667	320,833	(9)	20,000		—

(1)	Amounts represent options to acquire common shares.

(2)	No compensation was paid to the Named Executive Officers prior to the closing of the Private Offering on September 3, 2003.

(3)	On March 18, 2005, Michael J. Murphy commenced transitioning from his position as our Chief Operating Officer to his new role as our Chairman of the Office of Strategic Innovation. Mr. Murphy remains our Deputy Chairman of the Board of Directors. We have initiated a search for a new chief operating officer.

(4)	Kevin J. McHugh was appointed Interim President of U.S. Insurance on September 12, 2003 and served until his resignation on March 31, 2004.

(5)	These options were not vested at the time of Mr. McHugh's resignation on March 31, 2004 and, as a result, have been forfeited.

(6)	Consists of a sign-on bonus of $50,000 paid to Mr. Brittain at the commencement of his employment in January 2004.

(7)	Consists of relocation costs paid to Mr. Brittain.

(8)	These options were granted in connection with the acceptance of employment by Mr. Brittain on December 15, 2003.

(9)	Includes a sign-on bonus of $58,333 paid to Mr. Wang at the commencement of his employment in September 2003.

Option Grants

The Company did not grant any options to the Named Executive Officers during the year ended December 31, 2004.

Fiscal Year-End Option Values

The following table sets forth the number of unexercised options segregated by those that were exercisable and those that are unexercisable at December 31, 2004 and the value of in-the-money options segregated by those that were exercisable and those that were unexercisable at December 31, 2004 for the Named Executive Officers. The Named Executive Officers did not exercise any options during 2004.

Aggregated Option/SAR Exercises in Last
Fiscal Year and Fiscal Year-End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End (#) (1)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year End ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Tobey J. Russ	—	$0	162,457	487,373	$0	$0
Michael J. Murphy	—	0	141,267	423,803	0	0
John S. Brittain, Jr.	—	0	25,000	75,000	0	0
Gary G. Wang	—	0	5,000	15,000	0	0

(1)	Information relates to options to acquire common shares.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,052,400	(1)	$9.99	2,797,600
Equity compensation plans not approved by security holders	—		—	—
Total	3,052,400		$9.99	2,797,600

(1)	Amounts are reflected as of December 31, 2004. These options were granted to employees between September 3, 2003 and October 28, 2004, have a ten year term, vest in equal installments over four years starting on the first anniversary of the grant and range in exercise price from $8.55 to $12.50.

Employment Agreements

The following information summarizes the employment agreements for Tobey J. Russ, our chairman, president and chief executive officer, Michael J. Murphy, our deputy chairman and chairman of the office of strategic Innovation, John S. Brittain, Jr., our chief financial officer, and Gary G. Wang, our chief risk officer.

Tobey J. Russ.    Under Mr. Russ' employment agreement, Mr. Russ has agreed to continue to serve as our president and chief executive officer. The term of Mr. Russ' employment agreement continues until September 3, 2008 and will be automatically renewed for additional one-year terms unless notice of termination of Mr. Russ' employment is provided by us or Mr. Russ at least 90 days prior to the end of the term. Mr. Russ receives an annual base salary of $750,000 and is eligible to receive an annual incentive bonus of 100% of his base salary based upon the achievement of specified targets to be determined by the compensation committee of our board of directors. Mr. Russ was also granted stock options to purchase 649,830 shares as an inducement to accept this position and as a performance incentive. In any year during the term of his employment agreement, Mr. Russ will be entitled to receive not less than the largest award of restricted shares and stock options granted to any continuing member of management provided that Mr. Russ will not be entitled to receive any grants of restricted shares until December 31, 2005.

If the employment agreement is terminated by Mr. Russ for good reason, as defined in the employment agreement, or by us not for cause, as defined in the agreement, we will pay Mr. Russ the prorated portion of his bonus for the year in which he is terminated, an amount equal to two times the sum of his base salary and the target bonus and his options and restricted stock will vest on the date of such termination. In the event that payments made to Mr. Russ are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, Mr. Russ is entitled to receive a gross-up payment equal to the sum of the excise tax and any income and excise tax on the gross-up payment, plus any additional taxes thereon. If the agreement is terminated for cause or due to Mr. Russ' resignation or termination of his employment other than for good reason, he shall be entitled to receive his base salary through the date of his termination. Mr. Russ is also subject to non-competition and non-solicitation provisions for a period of one year after termination of the employment agreement subject to certain exceptions, as well as ongoing confidentiality and non-disparagement requirements.

Cause, good reason and change of control are defined as follows:

•	Cause includes theft or embezzlement, conviction of any felony or any misdemeanor involving moral turpitude, willful or prolonged absence from work (other than due to disability or physical or mental illness), willful failure or refusal to perform his duties and responsibilities, continued and habitual use of alcohol, use of illegal drugs, material breach of any of the provisions contained in the employment agreement, in most instances unless corrected within 30 days after his being given written notice.

•	Good reason includes material diminution of Mr. Russ' duties or responsibilities, his not being elected or reelected to the board of directors or the requirement that he report to anyone other than our board of directors, the occurrence of a change of control, any material breach by us of the agreement, any reduction of Mr. Russ' base salary or our giving of written notice of our intention not to extend the agreement in accordance with its term.

•	A change of control occurs:

o	if any person (within the meaning of the Exchange Act, other than a permitted person (as defined in the agreement), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities (as defined in the agreement) representing 40% or more of the total voting power of all the then outstanding voting securities; or

o	the individuals who, as of the date of the employment agreement, constitute our board of directors together with those who become directors subsequent to such date and whose recommendation, election or nomination for election to our board of directors was approved by a vote of at least a majority of the directors then still in office who either were directors as of such date or whose recommendation, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the board; or

o	the consummation of a merger, consolidation, recapitalization, liquidation, sale or disposition by us of all or substantially all of our assets, or our reorganization, other than any such transaction which would (x) result in at least 60% of the total voting power represented by the voting securities of the surviving entity or, in the case of an asset sale, the successor entity, outstanding immediately after such transaction being beneficially owned, directly or indirectly, by our shareholders immediately preceding the transaction and (y) not otherwise be deemed a change in control under the agreement; or

o	the board of directors adopts a resolution to the effect that, for purposes of the employment agreement, a change in control has occurred.

For purposes of the definition of change of control, "permitted persons" means the Company, any related party; or any group (as defined in Rule 13d-3 under the Exchange Act) composed of any or all of the foregoing; "related party" means one or our majority-owned subsidiaries; a trustee or other fiduciary holding securities under our employee benefit plan or one of our majority-owned subsidiaries; or a corporation owned directly or indirectly by our shareholders in substantially the same proportion as their ownership of voting securities. "Voting security" means any of our securities carrying the right to vote generally in the election of directors.

Michael J. Murphy.    Under Mr. Murphy's employment agreement, as amended, Mr. Murphy has agreed to continue to serve as chairman of the office of strategic Innovation and deputy chairman of our board of directors. The term of Mr. Murphy's employment agreement continues until September 3, 2008 and will be automatically renewed for additional one-year terms unless notice of termination of Mr. Murphy's employment is provided by us or Mr. Murphy at least 90 days prior to the end of the term. Mr. Murphy receives an annual base salary of $600,000 and is eligible to receive an annual incentive bonus of 100% of his base salary based upon the achievement of specified targets to be determined by the compensation committee of our board of directors. Mr. Murphy was also granted stock options to purchase 565,070 shares as an inducement to accept this position and as a performance incentive. Mr. Murphy will not be entitled to receive any grants of restricted shares until December 31, 2005.

If the employment agreement is terminated by Mr. Murphy for good reason, as defined in the employment agreement, or by us not for cause, as defined in the agreement, we will pay Mr. Murphy the prorated portion of his bonus for the year in which he is terminated, an amount equal to two times the sum of his base salary and the target bonus and his options and restricted stock will vest on the date of such termination. In the event that payments made to Mr. Murphy are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, Mr. Murphy is entitled to receive a gross-up payment equal to the sum of the excise tax and any income and excise tax on the gross-up payment, plus any additional taxes thereon. If the agreement is terminated for cause or due to Mr. Murphy's resignation or leaving of his employment other than for good reason, he shall be entitled to receive his base salary through the date of his termination. Mr. Murphy is also subject to non-competition and non-solicitation provisions for a period of one year after termination of the employment agreement subject to certain exceptions, as well as ongoing confidentiality and non-disparagement requirements. Cause, good reason and change of control are defined as described above.

Mr. Murphy's employment agreement was amended on March 18, 2005. The amendment provides that Mr. Murphy shall serve as Deputy Chairman and chairman of the office of strategic Innovation and that his principal place of business shall be located in northern Virginia.

John S. Brittain, Jr.    Under Mr. Brittain's employment agreement, Mr. Brittain has agreed to serve as our chief financial officer. Mr. Brittain receives an annual base salary of $375,000 and is eligible to receive an annual incentive bonus of up to 100% of his base salary. Under the terms of his agreement, Mr. Brittain also received a sign-on bonus of $50,000, and has been granted stock options to purchase 100,000 shares.

If Mr. Brittain's agreement is terminated by us within the first twenty-four months of his employment for reasons other than cause, we must pay Mr. Brittain the greater of six months' severance or severance equal to the number of months remaining between his termination of employment date and the second anniversary of the day he began employment with us. Mr. Brittain has entered into a non-solicitation agreement with us which provides that he will not (either alone or jointly with or on behalf of others and whether directly or indirectly) (1) solicit, endeavor to solicit, hire or cause to be hired any officer or employee of the Company or its affiliates away from employment with any such entity, or (2) violate, or cause others to violate, the terms of any employment agreement or other arrangement between any such officer or employee and the Company or any of its affiliates during the term of his employment and for a period of one (1) year from the last day of his employment with the Company or its affiliates. Our agreement with Mr. Brittain does not require us to employ him over a fixed term. Additionally, Mr. Brittain presently does not have a non-competition agreement with us. Therefore, he may voluntarily terminate his employment with us at any time and is not restricted from seeking employment with our competitors or others who may seek his expertise.

Gary G. Wang.    Under Mr. Wang's employment agreement, Mr. Wang has agreed to serve as our chief risk officer. Mr. Wang receives an annual base salary of $350,000 and is eligible to receive an annual incentive bonus at a target level of 50% of his base salary with the amount awarded being subject to our profitability and his performance. In accordance with the terms of his agreement, Mr. Wang was granted stock options to purchase 20,000 shares on September 3, 2003. Mr. Wang has entered into a non-solicitation agreement with us which provides that he will not (either alone or jointly with or on behalf of others and whether directly or indirectly) (1) solicit, endeavor to solicit, hire or cause to be hired any officer or employee of the Company or its affiliates away from employment with any such entity, or (2) violate, or cause others to violate, the terms of any employment agreement or other arrangement between any such officer or employee and the Company or any of its affiliates during the term of his employment and for a period of one (1) year from the last day of his employment with the Company or its affiliates. Our agreement with Mr. Wang does not require us to employ him over a fixed term. Additionally, Mr. Wang presently does not have a non-competition agreement with us. Therefore, he may voluntarily terminate his employment with us at any time and is not restricted from seeking employment with our competitors or others who may seek his expertise.

Annual Variable Cash Compensation Plan

We have adopted an Annual Variable Cash Compensation Plan that is available to our employees generally, including our executive officers, that we believe allows us to attract and retain employees by providing them with cash rewards in the form of additional compensation for their contributions to the operating profits and earning power of our business. For most employees, awards paid under this plan are and will be highly dependent on performance measured at an individual and business unit level. In general, awards will be funded by a sharing of profit in excess of a minimum return on capital to shareholders. Profit is measured in terms of the estimated net present value of after-tax profit from business written in each year. Awards are paid out in four annual installments and deferred balances are subject to adjustments to the extent that the initial estimate of policy year profit deviates from actual returns and earn interest. Employees who voluntarily end their employment or are involuntarily terminated will forfeit unpaid awards under the plan. In the event of a change of control, each employee will be paid his or her allocable share of the award pool unless the successor company determines to continue the plan through the end of our fiscal year. In the event an employee's employment terminates within 12 months following a change of control other than for cause, the employee will be fully vested in all incentive awards allocated but unpaid as of his or her termination date and will be paid 100% of the net present value of his or her account within 90 days of his or her termination. A change of control for purposes of the plan is defined generally as (1) the purchase by any person or group of persons of 40% or more of the combined voting power of the outstanding voting stock of our company, (2) approval by our board of directors of a reorganization, merger, consolidation, liquidation or dissolution, in each case, with respect to which persons who were shareholders of our company immediately prior to such reorganization, merger, consolidation, liquidation or dissolutions do not, immediately thereafter, own more than 51% of the combined voting power of the outstanding voting stock of our company, liquidation or dissolution or (3) the sale of 50% or more of our company's assets.

Compensation Committee Interlocks and Insider Participation

Our independent directors are, and we expect they will continue to be, the only members of our compensation committee. None of our directors or executive officers has a relationship with us or any other company that the SEC defines as a compensation committee interlock or insider participation that should be disclosed to shareholders.

REPORT OF THE COMPENSATION COMMITTEE

Compensation Committee's Goals and Responsibilities

The compensation committee's goals with respect to executive compensation are to establish and review at least annually the overall corporate policies, goals and objectives for the compensation of the chief executive officer and other executive officers (meaning those individuals classified by the Company as officers for purposes of SEC rules under Section 16 of the Securities Exchange Act of 1934). This includes a review of the relationship of executive compensation to corporate performance and relative shareholder return, compensation at comparable companies, past years compensation to the company's executive officers and other relevant factors.

In addition, the compensation committee evaluates at least annually the performance of the chief executive officer and other executive officers in light of the corporate goals and objectives and, based on that evaluation, determines the compensation of the chief executive officer and other executive officers, including individual elements of salary, bonus, supplemental retirement, incentive and equity compensation. In any deliberations to determine the compensation of executive officers other than the chief executive officer, the committee may elect to invite the chief executive officer to be present but not vote.

Compensation Philosophy

The compensation committee's executive compensation philosophy is a commitment to a strong link between the compensation for its executives and the performance of the Company's business and the achievement of the Company's strategic goals which are intended to create increased shareholder value. This philosophy mirrors the Company's compensation philosophy for its other employees who receive base salaries and benefits but who only receive bonus payments under the annual variable cash compensation plan if there is a sharing of profit in excess of a minimum return on capital to shareholders in the business line in which they operate.

Determination of Compensation of Named Executive Officers

This report only discusses compensation decisions made by the Compensation Committee with respect to the named executive officers. In 2004, the first full year of operation of the Company, the compensation committee requested, received and, following discussion, approved, a list of goals and objectives for the chief executive officer and the other named executive officers. These goals and objectives included, among others, financial goals (in relation to the operating plan of the company and in relation to financial results), internal processes (relating to human resources, governance and regulatory compliance, relationship with the board of directors (for the chief executive officer only), execution of the operating plan, investor relations and regulators & rating agency relationships) and management and leadership goals (including the organizational structure, training, culture, strategy and personal development). The financial goals were weighted more heavily for the chief executive officer than for the other named executive officers.

In March 2005, the compensation committee reviewed the performance of the chief executive officer and the other named executive officer against the goals and objectives that had been established for them and the performance evaluations that had been prepared for each of them with respect to their performance for 2004. The compensation committee intends to request, receive and review the goals and objectives of the chief executive officer on an annual basis and expects that the elements that are considered will change as the Company matures. In addition, the evaluation of compensation at comparable companies is expected to become more relevant in future years. Similarly, past years compensation is also expected to become more relevant in future years as the Company grows and matures.

The compensation committee made the following determinations with respect to compensation consisting of base salary, annual incentive compensation in the form of cash bonus payments and long-term incentive compensation in the form of options and performance share units:

Base salary – The chief executive officer and the other named executive officers have employment agreements with the Company which establish their base salaries which are viewed as compensation for their ongoing contributions to the performance of the Company in the area of their responsibilities. On the basis that the base salaries are competitive, the compensation committee did not increase the base salaries of the chief executive officer and the other named executive officers for 2004.

Annual incentive compensation – The chief executive officer and the other named executive officers are entitled to participate in the annual variable cash compensation plan that has been established. This plan is generally available to the employees of the Company, but the compensation committee determines whether any awards calculated pursuant to this plan for the chief executive officer and the other named executive officers are warranted in light of their performance. With respect to 2004, performance measures under this plan were not met and no awards were given to the chief executive officer and the other named executive officers. The compensation committee also determined that it would not award any discretionary bonus to the chief executive officer or the other named executive officers based on the financial performance of the Company - in both absolute terms and relative to the performance of the property and casualty insurance industry as a whole.

Long term equity compensation – The compensation committee reviews, on a periodic basis, the equity participation awards outstanding to the chief executive officer and other executive officers of the Company and will consider additional awards from time to time, consistent with the philosophy stated above. Because the value of equity awards should, over time, bear a direct relationship to the Company's stock price, the compensation committee believes equity awards represent an effective incentive to create value for shareholders. The compensation committee granted options to purchase 9,529 common shares and 1,160 performance share units for Gary Wang, Chief Risk Officer and did not make any other grants of long term equity compensation to the chief executive officer and other named executive officers for 2004.

The Company has submitted a proposal to the shareholders to increase the number of common shares issuable under the long term incentive plan to 9,350,000. The compensation committee administers the plan and, if the shareholders approve the increase, may grant future long term equity compensation to the chief executive officer and other executive officers under the plan.

Members of the compensation committee:
Nigel W. Morris – Chairman James J. Ritchie Wallace L. Timmeny

STOCK PERFORMANCE GRAPH

Set forth below is a line graph comparing the dollar change in the cumulative total shareholder return since May 14, 2004, the date on which the common shares of the Company started trading on Nasdaq, through December 31, 2004 as compared to the cumulative total return of the Nasdaq Insurance Index and the Nasdaq Composite Index. This graph assumes that the value of investment in the Company's common shares and each index was $100 on May 14, 2004 and that all dividends were reinvested. The performance shown below is not necessarily indicative of future prices performance.

	Cumulative Total Return*
	5/14/04	12/31/04

Quanta Capital Holdings Ltd.	$100.00	$93.23

Nasdaq Composite Index	$100.00	$114.66

Nasdaq Insurance Index	$100.00	$116.50

REPORT OF THE AUDIT COMMITTEE

The audit committee assists the board in fulfilling its responsibilities for general oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence, the performance of the Company's internal audit function and independent registered public accounting firm, and risk assessment and risk management. The audit committee manages the Company's relationship with its independent registered public accounting firm (who reports directly to the audit committee). The audit committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the audit committee deems necessary to carry out its duties and receive appropriate funding, as determined by the audit committee, from the Company for such advice and assistance.

The Company's management has primary responsibility for preparing the Company's financial statements and the Company's financial reporting process. The Company's independent registered public accounting firm, PwC, is responsible for expressing an opinion on the conformity of the Company's audited financial statements with accounting principles generally accepted in the United States.

In this context, the audit committee hereby reports as follows:

1.	The audit committee has reviewed and discussed the audited financial statements with the Company's management.

2.	The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380), SAS 99 (Consideration of Fraud in a Financial Statement Audit) and Securities and Exchange Commission rules discussed in Final Releases Nos. 33-8183 and 33-8183a.

3.	The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, "Independence Discussions with audit committee") and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence.

4.	The audit committee recommended to the board, and the board has approved, that the audited financial statements be included in the Company's annual report on Form 10-K for the year ended December 31, 2004 that was filed with the SEC and that accompanies this proxy statement.

The undersigned members of the audit committee have submitted this report to the board of directors.

Members of the audit committee:
James J. Ritchie – Chairman Nigel W. Morris Wallace L. Timmeny

SECURITY OWNERSHIP

The following table sets forth the total number and percentage of our common shares beneficially owned as of April 15, 2005 by: (1) each person known to us to be the beneficial owner of more than 5% of any class of our outstanding voting shares; (2) each director; (3) each of our chief executive officer and our other Named Executive Officers; and (4) all executive officers and directors as a group.

	Shares beneficially owned
Beneficial Owner	Number		Percent
Eubel, Brady & Suttman Asset Management, Inc.(1)	8,345,680		14.7%
Awad Asset Management, Inc.(2)	4,745,209		8.4%
Friedman, Billings, Ramsey Group, Inc.(3)	4,301,367	(4)	7.6%
W. Russell Ramsey(5)	3,683,607	(6)	6.4%
Michael J. Murphy	1,405,867	(7)	2.4%
Tobey J. Russ	1,278,267	(8)	2.2%
Nigel W. Morris	405,038	(9)	0.7%
John S. Brittain, Jr.	25,000	(10)	*
James J. Ritchie	11,626	(11)	*
Wallace L. Timmeny	9,750	(12)	*
Gary G. Wang	5,000	(13)	*
All directors and executive officers as a group (9 persons)	6,824,155		11.4%

*	less than 0.01%

(1)	Based on Schedule 13G/A filed by the named beneficial owner on February 14, 2005. Represents shares beneficially owned by Eubel Brady & Suttman Asset Management, Inc. or its affiliates. The address of Eubel Brady & Suttman Asset Management, Inc. is 7777 Washington Village Drive, Suite 210, Dayton, Ohio 45459

(2)	Based on Schedule 13G filed by the named beneficial owner on January 26, 2005. The address of Awad Asset Management, Inc. is 250 Park Avenue, 2nd Floor, New York, New York 10177.

(3)	Based on Schedule 13G filed by the named beneficial owner on February 15, 2005. The address of Friedman, Billings, Ramsey Group, Inc. is 1001 19th Street North, Arlington, Virginia 22209.

(4)	Represents shares owned by Friedman, Billings, Ramsey Group, Inc. or its affiliates.

(5)	Mr. Ramsey's address is 8200 Greensboro Drive, Suite 1550, McLean, Virginia 22102.

(6)	Includes 1,130,139 shares issuable upon exercise of warrants granted to BEM Specialty Investments, LLC. Mr. Ramsey is the manager and a beneficial owner of the membership interests of BEM Specialty Investments, LLC. Of the remaining shares, 820,208 are held through RNR I, LLC, 1,357,803 are held through RNR II, LLC, 362,957 are held through BEM Specialty Investment LLC and 6,250 shares issuable upon exercise of options that are exercisable within 60 days of April 15, 2005. RNR I, LLC and RNR II, LLC are entities which are jointly owned by W. Russell Ramsey and his spouse.

(7)	Includes 706,337 shares issuable upon exercise of warrants granted to CPD & Associates, LLC, a limited liability company whose membership interests are beneficially owned by Michael J. Murphy. Mr. Murphy is also the manager of CDP & Associates, LLC. Also includes 268,817 shares purchased in the Private Offering. See "Certain Transactions." Also includes 141,267 shares issuable upon exercise of options that are exercisable within 60 days of April 15, 2005.

(8)	Includes 706,337 shares issuable upon exercise of warrants granted to Russ Family, LLC, a limited liability company whose membership interests are beneficially owned by Tobey J. Russ. Mr. Russ is also the manager of Russ Family, LLC. Also includes 162,457 shares issuable upon exercise of options that are exercisable within 60 days of April 15, 2005.

(9)	Also includes 291,262 shares purchased on December 22, 2003 in a private placement. See "Certain Transactions." Also includes 6,250 shares issuable upon exercise of options that are exercisable within 60 days of April 15, 2005.

(10)	These shares are issuable upon exercise of options that are exercisable within 60 days of April 15, 2005.

(11)	Includes 5,376 shares held by Mr. Ritchie and his spouse over which each have powers of attorney to vote and divest these shares. Also includes 6,250 shares issuable upon exercise of options that are exercisable within 60 days of April 15, 2005.

(12)	Includes 6,250 shares issuable upon exercise of options that are exercisable within 60 days of April 15, 2005.

(13)	These shares are issuable upon exercise of options that are exercisable within 60 days of April 15, 2005.

CERTAIN TRANSACTIONS

Founders Agreements

We were formed on May 23, 2003. In connection with our formation and capitalization prior to the Private Offering, we issued 1,250,000 shares to MTR Capital Holdings, LLC ("MTR") and 750,000 shares to BEM Investments, LLC ("BEMI"). MTR was equally owned by its members, BEM Specialty Investments, LLC, Russ Family, LLC and CPD & Associates, LLC. Following the Private Offering, MTR was dissolved and the shares held by MTR were distributed to its members. Following the dissolution of MTR, we repurchased 184,892 shares from BEMI and 102,717 shares from each of BEM Specialty Investments, LLC, Russ Family, LLC and CPD & Associates, LLC at the original cost of $0.01 per share.

Mr. Ramsey is the manager and sole voting member of BEM Specialty Investments, LLC, Tobey J. Russ, our chairman and chief executive officer, is the manager and sole voting member of Russ Family, LLC and Michael J. Murphy, our deputy chairman and chairman of the office of strategic Innovation, is the manager and sole voting member of CPD & Associates, LLC. Mr. Ramsey is also the manager and sole voting member of BEMI. For additional information about the relationships among BEMI, Mr. Ramsey and Friedman, Billings, Ramsey Group, Inc., see "— Transactions with Friedman, Billings, Ramsey Group, Inc."

At the closing of the Private Offering, we granted warrants to BEM Specialty Investments, LLC to purchase 1,130,139 common shares and we granted warrants to each of Russ Family, LLC and CPD & Associates, LLC to purchase 706,337 common shares. These warrants are exercisable at $10.00 per share and have a ten-year term.

We granted registration rights to BEMI, MTR, BEM Specialty Investments, LLC, Russ Family, LLC and CPD & Associates, LLC for their benefit and the benefit of their direct and indirect transferees of shares. Further information regarding the beneficial ownership of these shares is provided at "Security Ownership" above.

Employment Agreements

We have entered into employment agreements with Tobey J. Russ, Michael J. Murphy, John S. Brittain, Jr. and Gary G. Wang. Messrs. Russ, Murphy, Brittain and Wang received options to purchase 649,830, 565,070, 100,000 and 20,000 shares, respectively, in connection with entering into their employment agreements. The exercise price of the options is $10.00 per share for Messrs. Russ, Murphy and Wang and $10.50 per share for Mr. Brittain. A description of the employment agreements and the options granted to Messrs. Russ, Murphy, Brittain and Wang are included in "Executive Compensation — Employment Agreements" above.

Private Placement to Nigel Morris

On December 22, 2003, Nigel W. Morris purchased 291,262 shares in a privately negotiated transaction from us at a purchase price of $10.30 per share. The terms of the private placement to Mr. Morris were approved by our audit committee. We entered into a registration rights agreement with Mr. Morris covering these shares.

ESC Acquisition

On September 3, 2003, we acquired all of ESC's outstanding stock for a cash purchase price of $18.9 million. Under the purchase agreement, ESC's shareholders also have a right to receive an earn-out payment if ESC achieves specified EBITDA targets. EBITDA generally is defined to mean earnings before interest, taxes, depreciation and amortization, calculated in accordance with GAAP as in effect at closing. Under the earn-out, if EBITDA for the two-year period ending December 31, 2005 is $7.5 million or greater, we will be required to pay an additional $5.0 million to ESC's shareholders. If EBITDA is greater than $7.0 million and less than $7.5 million then we will be required to pay a pro rata portion of the $5.0 million. EBITDA excludes the effect of purchase price accounting adjustments relating to the ESC acquisition, bonuses inconsistent with ESC's past practice paid to any of ESC's shareholders who are employees, and charges or allocations for our management or overhead where we provide no services or benefits to ESC. Under the ESC agreement, we have agreed to use our commercially reasonable efforts to engage ESC, on arm's length terms and conditions, to satisfy our requirements for services of the kind performed by ESC as of the closing. Additionally, we have agreed to manage ESC in good faith taking into account our short term and long term objectives and make working capital available to ESC as reasonably necessary to support the operation and growth of its business.

ESC's shareholders agreed to join us in a Section 338(h)(10) election under the Internal Revenue Code. We also agreed to reimburse ESC's shareholders for any additional tax they incur as a result of making a Section 338(h)(10) election. The amount we paid to ESC's shareholders to reimburse them for any additional tax resulting from the Section 338(h)(10) election was approximately $1.3 million. We have realized, and expect we will continue to realize, a tax benefit resulting from the Section 338(h)(10) election.

Prior to the acquisition, Michael J. Murphy, who was the chairman of ESC, and our deputy chairman and chief operating officer, and a trust for the benefit of his children together owned approximately 27.5% of the outstanding shares of ESC. Lynne M. Miller, the chief executive officer of ESC, and a trust for the benefit of her son also together owned approximately 27.5% of the outstanding shares of ESC. Ms. Miller remained the chief executive officer of ESC following its acquisition until mid 2004. The purchase agreement provides that Mr. Murphy and Ms. Miller will not compete with us for a period of three years and will not solicit customers and employees for three years. The purchase agreement further provides that ESC's former shareholders will indemnify us for any breach of their representations, warranties and covenants in the purchase agreement up to an aggregate amount of 25% of the purchase price (including any amounts paid for the earn out), but only to the extent our aggregate damages exceed $100,000. ESC's former shareholders holding approximately 95% of ESC's shares placed 25% of the purchase price paid to them at closing in escrow to secure these indemnification obligations until September 3, 2004. The escrow was released on September 3, 2004.

Mr. Murphy, Ms. Miller and a third ESC shareholder act as representatives of ESC's shareholders with respect to matters arising under the purchase agreement, including matters related to the contingent amounts payable by us under the earn-out and the resolution of any indemnification claim under the purchase agreement. Because Mr. Murphy is one of our directors and Ms. Miller was an officer of one of our subsidiaries, the achievement and determination of any contingent amounts payable to them under the earn-out, as well as the resolution of any claims for indemnification under the purchase agreement, could result in a potential conflict of interest.

From time to time ESC has entered into agreements with Industrial Recovery Capital Holdings Company and its subsidiaries, or IRCC, to perform environmental investigation and remediation design and management services for IRCC. IRCC acquires, rehabilitates, and disposes of properties exposed to environmental contaminants. Mr. Murphy and Ms. Miller beneficially own approximately 34.2% and 9.8%, of the outstanding shares of IRCC. The remaining shares of IRCC are owned by certain of ESC's former shareholders. We anticipate that ESC will continue to provide services to IRCC under contracts for IRCC's properties that exist currently. From September 3, 2003 through December 31, 2003 and for the year ended December 31, 2004, we earned approximately $175,000 and $214,000 of fees under these contracts. In connection with the ESC acquisition, we agreed to permit specified employees of ESC to continue to provide incidental administrative services to IRCC. Under this agreement, IRCC agreed not to obtain or conduct any new business after September 3, 2003.

Transactions with Friedman, Billings, Ramsey Group, Inc.

Friedman, Billings, Ramsey & Co., Inc., an affiliate of Friedman, Billings, Ramsey Group, Inc., purchased 4,381,569 shares in the Private Offering for its own account at a purchase price per share of $9.30. Friedman, Billings, Ramsey & Co., Inc. also acted as initial purchaser in the Private Offering and purchased 41,748,430 shares from us at $9.30 per share, which it resold to qualified institutional investors and non U.S. Persons for $10.00 per share. Friedman, Billings, Ramsey & Co., Inc. also acted as placement agent with respect to shares sold by us in the Private Offering to accredited investors and received a placement fee of $0.70 per share. The total initial purchaser's discount/placement agent fee was $33,762,260.

Mr. Ramsey is a director of Friedman, Billings, Ramsey Group, Inc. and is the manager and sole voting member of BEMI. BEMI's non-voting members consist of four investment partnerships, one of which is beneficially owned by Mr. Ramsey and managed by BEM GP LLC, a limited liability company beneficially owned by Mr. Ramsey. The three remaining investment partnerships are managed by BEM GP LLC (the "CCP Partnerships"). Friedman, Billings, Ramsey Group, Inc., its corporate affiliates and certain employees of Friedman, Billings, Ramsey Group, Inc. and its corporate affiliates are investors in the CCP Partnerships. BEM GP LLC is generally entitled to 20% of the profits of the CCP Partnerships, subject to adjustments. Friedman, Billings, Ramsey Co., Inc., is generally entitled to 15% of any profits allocated to BEM GP LLC as a result of its management of the CCP Partnerships. As a result of this profit allocation and the aggregate ownership of Friedman, Billings, Ramsey Group, Inc. and its corporate affiliates (but excluding the ownership of their respective employees) in the CCP Partnerships, Friedman, Billings, Ramsey Group, Inc. and its corporate affiliates are entitled to approximately 8.0% of BEMI's profits. In addition, employees of Friedman, Billings, Ramsey Group, Inc. and its corporate affiliates are entitled to approximately 1.2% of BEMI's profits.

In addition, we entered into an engagement letter with Friedman, Billings, Ramsey & Co., Inc., an affiliate of Friedman, Billings, Ramsey Group, Inc. under which we engaged Friedman, Billings, Ramsey & Co. Inc. until March 3, 2005 to act as our financial advisor in connection with any purchase or sale of assets or stock, merger, acquisition, business combination or joint venture transaction involving consideration of more than $50 million and to act as lead underwriter and sole book running manager or sole placement agent in connection with any public or private offering of equity or debt securities in a capital raising transaction, subject to some exceptions, on terms that are customary in the investment banking industry. In addition to Mr. Ramsey, Mr. Timmeny also serves as a director and the chairman of the risk management committee of Friedman, Billings, Ramsey Group, Inc. To our knowledge Friedman, Billings, Ramsey Group, Inc. received fees from the placement agent of the pooled trust preferred securities we sold in December 2004 and February 2005. However, we have no knowledge of the amount of the fee.

Registration Rights Agreement

In connection with the Private Offering, we entered into a registration rights agreement with Friedman, Billings, Ramsey & Co., Inc., as the initial purchaser, MTR, BEMI, BEM Specialty Investments, LLC, Russ Family, LLC and CPD & Associates, LLC for the benefit of these parties and their direct and indirect transferees of the shares sold in that offering.

Payments Related to CNA Settlement

In 2004, we paid approximately $258,000 in legal fees and disbursements incurred by Thomas F. Taylor, our former Chief Executive Officer of U.S. Insurance, in connection with the representation of Mr. Taylor in his dispute with CNA Financial Corporation ("CNA"), his former employer. In addition, also in 2004, we paid CNA approximately $1.14 million related to the settlement of all disputes between CNA on the one hand, and Mr. Taylor, certain of our other employees who were previously employed by CNA and us on the other hand.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Executives, officers and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, the Company believes that, during the year ended December 31, 2004, all filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with except that Mr. Ritchie did not timely report one transaction with his spouse. Such transaction was subsequently reported on a Form 5, and all transaction are reflected in this proxy statement.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2006 ANNUAL GENERAL MEETING

Under the federal proxy solicitation rules, for any proposal submitted by a shareholder to be considered for inclusion in the Company's proxy materials for the 2006 annual general meeting of shareholders, it must be received by the Company at its registered office located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda addressed to the Secretary by December 30, 2005. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act.

If a shareholder desires to nominate one or more individuals for election as directors at the 2006 annual general meeting, written notice of such shareholder's intent to make such a nomination must be received by the Company at its registered office not later than sixty days prior to the date of the 2006 annual general meeting.

If a shareholder of record or group of shareholders of record representing not less than one-twentieth of the total voting rights of all the shareholders having at the date of requisition a right to vote at the 2006 annual general meeting, or, comprising not less than one hundred shareholders, desires to bring other business before the 2006 annual general meeting of shareholders, such proposal must be received by the Company at its registered office, located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda addressed to the Secretary in the case of proposals to be voted on, not less than six weeks before the 2006 annual general meeting.

ANNUAL REPORT

The Company's annual report on Form 10-K for 2004 is being mailed concurrently with this proxy statement. The annual report does not form any part of the material for the solicitation of proxies. Upon written request of a shareholder, the Company will furnish, without charge, a copy of the Company's annual report. If you would like a copy of the annual report, please contact Quanta Capital Holdings Ltd., Cumberland House, 1 Victoria Street, Hamilton HM 11, Bermuda, Attn: Karen Barnett. In addition, financial reports and recent filings with the SEC, are available on the Internet at www.sec.gov. Company information is also available on the Internet at www.quantaholdings.com. Information contained on the website is not part of this proxy statement.

OTHER MATTERS

The Company knows of no specific matter to be brought before the annual general meeting that is not referred to in the attached notice of annual general meeting of shareholders and this proxy statement. If any such matter comes before the meeting, including any shareholder proposal properly made, the proxy holders will vote proxies in accordance with their best judgment with respect to such matters.

The audit committee report, the audit committee charter, the compensation committee report, the performance graph and references to the independence of directors are not deemed to be "soliciting materials" or "filed" with the SEC, are not subject to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any of the filings previously made or made in the future by the Company under the Exchange Act or the Securities Act of 1933, as amended (except to the extent the Company specifically incorporates any such information into a document that is filed).

EXHIBIT A

QUANTA CAPITAL HOLDINGS LTD.

2003 LONG TERM INCENTIVE PLAN

1.    Purposes.

The purposes of the 2003 Long Term Incentive Plan are to advance the interests of Quanta Capital Holdings Ltd. and its shareholders by providing a means to attract, retain, and motivate employees and directors of the Company upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.

2.    Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

"Affiliate" means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

"Award" means any Option, SAR, Restricted Share, Restricted Share Unit, Performance Award, Dividend Equivalent, Other Share-Based Award or Director's Share granted to an Eligible Employee under the Plan.

"Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

"Beneficiary" means the person, persons, trust or trusts which have been designated by such Eligible Employee in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Employee, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

"Board" means the Board of Directors of the Company.

"Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

"Committee" means the Compensation Committee of the Board, or such other Board committee or subcommittee (or the entire Board) as may be designated by the Board to administer the Plan. In the case of awards governed by Code section 162(m), the committee members will be "outside directors" qualified to make and administer such awards, pursuant to Code section 162(m) and the underlying regulations.

"Company" means Quanta Capital Holdings Ltd., a corporation organized under the laws of Bermuda, or any successor corporation.

"Director" means a non-employee member of the Board.

"Director's Shares" means Shares granted to a Director as payment of the Director's annual retainer fee pursuant to the Director's election under Section 7 of the Plan.

"Dividend Equivalent" means a right, granted under Section 5(g), to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

"Eligible Employee" means (1) an employee of the Company or its Subsidiaries or Affiliates, including any director who is an employee, who is responsible for or contributes to the management, growth and/or profitability of the business of the Company, its Subsidiaries or Affiliates, (2) any Director, and (3) any consultant performing service for the Company or its Subsidiaries or Affiliates who is designated eligible to receive an Award. Notwithstanding any provisions of this Plan to the contrary, an Award may be granted to an employee or consultant, in connection with his or her hiring or retention prior to the date the employee or consultant first performs services for the Company, a Subsidiary or an Affiliate; provided, however, that any such Award shall not become vested prior to the date the employee or consultant first performs such services.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

"Fair Market Value" means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares as of any given date prior to the existence of a public market for the Company's Shares shall mean the Company's book value. Thereafter, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the mean between the high and low selling prices per Share on the immediately preceding date (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange (not including the PORTAL Market) on which the Shares are traded, as such prices are officially quoted on such exchange. However, notwithstanding the above, in the case of any broker-assisted exercise of stock options or SARs, if stock is sold to cover the exercise price of the option or the withholding required with respect to the option or SAR, the Fair Market Value of Shares is deemed to be the selling price of the shares sold incident to the broker-assisted exercise, unless a different Fair Market Value is otherwise determined by the Committee in good faith.

"ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

"NQSO" means any Option that is not an ISO.

"Option" means a right, granted under Section 5(b) or Section 7, to purchase Shares.

"Other Share-Based Award" means a right, granted under Section 5(h), that relates to or is valued by reference to Shares.

"Participant" means an Eligible Employee or Director who has been granted an Award under the Plan.

"Performance Award" means any Option, SAR, Restricted Stock, or Restricted Share Unit that is subject to the achievement of performance criteria listed in Section 5(f).

"Performance Unit" means a performance unit granted under Section 5(f).

"Plan" means this 2003 Long Term Incentive Plan.

"Restricted Shares" means an Award of Shares under Section 5(d) that may be subject to certain restrictions and to a risk of forfeiture.

"Restricted Share Unit" means a right, granted under Section 5(e), to receive Shares or cash at the end of a specified deferral period.

"Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

"SAR" or "Share Appreciation Right" means the right, granted under Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash, Shares, or property as specified in the Award or determined by the Committee.

"Shares" means common shares, $.01 par value per share, of the Company.

"Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3.    Administration.

(a) Authority of the Committee.    The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)	to select Eligible Employees to whom Awards may be granted;

(ii)	to designate Affiliates;

(iii)	to determine the type or types of Awards to be granted to each Eligible Employee;

(iv)	to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, and any bases for adjusting such exercise, grant or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(v)	to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be cancelled, forfeited, exchanged, or surrendered;

(vi)	to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Employee;

(vii)	to prescribe the form of each Award Agreement, which need not be identical for each Eligible Employee;

(viii)	to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(ix)	to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

(x)	to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable; and

(xi)	to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(b) Manner of Exercise of Committee Authority.    The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Employees, any person claiming any rights under the Plan from or through any Eligible Employee, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law. Notwithstanding any provision of this Plan to the contrary, the Committee may grant Awards which are subject to the approval of the Board; provided that an Award shall be subject to Board approval only if the Committee expressly so states.

(c) Limitation of Liability.    Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company's independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

(d) Limitation on Committee's Discretion.    Anything in this Plan to the contrary notwithstanding, in the case of any Award which is intended to qualify as "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, if the Award Agreement so provides, the Committee shall have no discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as such performance-based compensation.

4.    Shares Subject to the Plan.

(a) Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for issuance under the Plan shall be 9,350,000. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under the preceding sentence. If any Awards are forfeited, cancelled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of Shares as to which the Award is exercised. Subject to adjustment as provided in Section 4(c) hereof, the maximum number of Shares (i) with respect to which Options and SARs may be granted during a calendar year to any Eligible Employee under this Plan shall be 700,000 Shares and (ii) with respect to Restricted Shares and Restricted Share Units (including Awards intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code) shall be the equivalent of 250,000 Shares during a calendar year to any Eligible Employee under this Plan.

(b) Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

(c) In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible

Employees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of (1) the number and kind of shares which may thereafter be issued under the Plan, (2) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (3) the exercise price, grant price, or purchase price relating to any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, unless the Committee determines otherwise. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that, if an Award Agreement specifically so provides, the Committee shall not have discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

5.    Specific Terms of Awards.

(a) General.    Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of employment by the Eligible Employee.

(b) Options.    The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Employees on the following terms and conditions:

(i)	EXERCISE PRICE. The exercise price per Share purchasable under an Option shall be determined by the Committee, and the Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria described in Section 5(f)(i) if deemed appropriate by the Committee.

(ii)	OPTION TERM. The term of each Option shall be determined by the Committee, but such term shall not exceed ten years.

(iii)	TIME AND METHOD OF EXERCISE. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares, notes or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Employees; provided, however, that in no event may any portion of the exercise price be paid with Shares acquired either under an Award granted pursuant to this Plan, upon exercise of a stock option granted under another Company plan or as a stock bonus or other stock award granted under another Company plan unless, in any such case, the Shares were acquired and vested more than six months in advance of the date of exercise.

(iv)	ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that no ISO shall be granted more than ten years after the earlier of the date of adoption or shareholder approval of the Plan. ISOs may only be granted to employees of the Company or a Subsidiary, and cannot be transferred other than by will or the laws of descent or distribution.

(c) SARs.    The Committee is authorized to grant SARs to Eligible Employees on the following terms and conditions:

(i)	RIGHT TO PAYMENT. A SAR shall confer on the Eligible Employee to whom it is granted a right to receive with respect to each Share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine in the case of any such right, the Fair Market Value of one Share at any time during a specified period before or after the date of exercise) over (2) the exercise price of the SAR as determined by the Committee as of the date of grant of the SAR (which, in the case of a SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying Option).

(ii)	OTHER TERMS. The Committee shall determine, at the time of grant or thereafter, the time or times at which a SAR may be exercised in whole or in part (which shall not be more than ten years after the date of grant of the SAR), the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Eligible Employees, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR, including the achievement of performance criteria described in Section 5(f)(i). Unless the Committee determines otherwise, a SAR (1) granted in tandem with a NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

(d) Restricted Shares.    The Committee is authorized to grant Restricted Shares to Eligible Employees on the following terms and conditions:

(i)	ISSUANCE AND RESTRICTIONS. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions, if any, may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Employee granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon. If the lapse of restrictions is conditioned on the achievement of performance criteria, the Committee shall select the criterion or criteria from the list of criteria set forth in Section 5(f)(i). The Committee must certify in writing prior to the lapse of restrictions conditioned on the achievement of performance criteria that such performance criteria were in fact satisfied.

(ii)	FORFEITURE. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of employment during any applicable restriction period, Restricted Shares and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares, provided that such waivers do not violate any provisions of Code section 162(m).

(iii)	CERTIFICATES FOR SHARES. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Employee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company shall retain physical possession of the certificate.

(iv)	DIVIDENDS. Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

(e) Restricted Share Units.    The Committee is authorized to grant Restricted Share Units to Eligible Employees, subject to the following terms and conditions:

(i)	AWARD AND RESTRICTIONS. Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Employee). In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine. If the lapse of restrictions is conditioned on the achievement of performance criteria, the Committee shall select the criterion or criteria from the list of criteria set forth in Section 5(f)(i). The Committee must certify in writing prior to the lapse of restrictions conditioned on the achievement of performance criteria that such criteria were in fact satisfied.

(ii)	FORFEITURE. Except as otherwise determined by the Committee at date of grant or thereafter, upon termination of employment (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

(f) Performance Awards.    The Committee is authorized to grant Awards to Eligible Employees subject to the following terms and performance conditions:

(i)	PERFORMANCE PERIOD. The Committee shall determine a performance period (the "Performance Period") of one or more years and shall determine the performance objectives for grants of Performance Awards. Performance objectives may vary from Eligible Employee to Eligible Employee and shall be based upon such one or more of the following performance criteria as the Committee may deem appropriate: growth in book, economic book and/or intrinsic book value; appreciation in value of the Shares; total shareholder return; earnings per share; comprehensive income; operating income; net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pro forma net income; return on equity; return on designated assets; return on capital; economic value added; earnings; revenues; expenses; operating profit margin; operating cash flow; free cash flow; cash flow return on investment; operating margin; net profit margin; or any of the above criteria as compared to the performance of a published or special index deemed applicable by the Committee, including, but not limited to, the Standard & Poor's 500 Stock Index. The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary or Affiliate, or of a division or unit of any of the foregoing. Performance Periods may overlap and Eligible Employees may participate simultaneously with respect to different Performance Awards for which different Performance Periods are prescribed.

(ii)	AWARD VALUE. At the beginning of a Performance Period, the Committee shall determine for each Eligible Employee or group of Eligible Employees with respect to that Performance Period the range of number of Shares, if any, in the case of Options or Restricted Shares, and the range of dollar values, if any, in the case of SARs or Restricted Share Units, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Employee as an Award if the relevant measure of Company performance for the Performance Period is met. The Committee must certify in writing that the applicable performance criteria were satisfied prior to payment of any Performance Award.

(iii)	SIGNIFICANT EVENTS. If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective; provided, however, that, if an Award Agreement so provides, the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

(iv)	FORFEITURE. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of employment during the applicable Performance Period, Performance Awards for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Awards will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Awards.

(v)	PAYMENT. Each Performance Award may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Award or otherwise, commencing as soon as practicable after the end of the relevant Performance Period. The Committee must certify in writing prior to the payment of any Performance Award that the performance objectives and any other material terms were in fact satisfied.

(g) Dividend Equivalents.    The Committee is authorized to grant Dividend Equivalents to Eligible Employees. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

(h) Other Share-Based Awards.    The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Employees such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a "bonus" and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(h).

6.    Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem and Substitute Awards.    Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Employees either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Employee to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The per Share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Shares which is granted, in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate, shall be determined by the Committee, in its discretion. Notwithstanding the foregoing, the exercise price of any Option, grant price of any SAR or purchase price of any other Award conferring a right to purchase Shares which is granted in exchange or substitution for an option, SAR or other award granted by the Company (other than in connection with a transaction described in Section 4(c) hereof) shall not be less than the exercise price, grant price or purchase price of the exchanged or substituted option, SAR or other award, and outstanding Awards shall not be amended (other than in connection with a transaction described in Section 4(c) hereof) to reduce the exercise price, grant price or purchase price of any such Award.

(b) Terms of Awards.    The term of each Award granted to an Eligible Employee shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO or a SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

(c) Form of Payment Under Awards.    Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments.

(d) Nontransferability.    Except as set forth below and except for vested Shares, Awards shall not be transferable by an Eligible Employee except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of an Eligible Employee only by such Eligible Employee or his guardian or legal representative. Notwithstanding the foregoing, if the Committee expressly so provides in the applicable Award agreement (at the time of grant or at any time thereafter), an Award (other than an ISO) granted hereunder may be transferred by a Participant (for no consideration) to members of his or her "immediate family," to a trust established for the exclusive benefit of solely one or more members of the Participant's "immediate family," or to a charitable organization qualified for tax exemption under Code section 501(c)(3). Any Award held by the transferee will continue to be subject to the same terms and conditions that were applicable to the Award immediately prior to the transfer, except that the Award will be transferable by the transferee only by will or the laws of descent and distribution. For purposes hereof, "immediate family" means the Participant's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in-laws, and relationships arising because of legal adoption. An Eligible Employee's rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Employee's creditors.

(e) Noncompetition.    The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Award, provided they are not inconsistent with the Plan, including, without limitation, the requirement that the Participant not engage in competition with the Company.

7.    Director's Shares.

Each Director may make an election in writing on or prior to November 15 to receive the Director's annual retainer fees payable in the following calendar year in the form of Shares instead of cash. Any Shares elected shall be payable at the time cash retainer fees are otherwise payable, and the number of Shares distributed shall be equal to 120 percent of the amount of the annual retainer fee otherwise payable on such payment date divided by the Fair Market Value of a Share on such date. Notwithstanding the foregoing, a Director who is first elected or appointed to the Board may make an election under this Section 7 within 30 days of such election or appointment in respect of annual retainer fees payable after the date of the election. Any election made under this Section 7 shall remain in effect for future years unless and until a new election is made in accordance with the provisions of this Section 7.

8.    General Provisions.

(a) Compliance with Legal and Trading Requirements.    The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or foreign law.

(b) No Right to Continued Employment of Service.    Neither the Plan nor any action taken thereunder shall be construed as giving any employee or director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee's or director's employment or service at any time.

(c) Taxes and Information Reporting.    The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Employee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Employees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Employee's tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable Federal, state and local law. The Company or any Subsidiary or Affiliate is further authorized to file information returns with the Internal Revenue Service and any applicable state or local taxing authority reporting any income realized with respect to any Award under the Plan (and, if necessary, correcting any filing of information returns with respect to prior calendar years).

(d) Changes to the Plan and Awards.    The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of shareholders of the Company or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's shareholders to the extent such shareholder approval is required under Section 422 of the Code; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may impair the rights or, in any other manner, adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her.

(e) No Rights to Awards, No Shareholder Rights.    No Eligible Employee or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Employees and employees. No Award shall confer on any Eligible Employee any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Eligible Employee in accordance with the terms of the Award.

(f) Unfunded Status of Awards.    The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(g) Nonexclusivity of the Plan.    Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(h) Not Compensation for Benefit Plans.    No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees or directors unless the Company shall determine otherwise.

(i) No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. In the case of Awards to Eligible Employees, the Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law.    The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of New York without giving effect to principles of conflict of laws.

(k) Effective Date, Plan Termination.    The Plan, as amended and restated, shall become effective as of July 10, 2003 (the "Effective Date"), subject to approval by the shareholders of the Company. The Plan shall terminate as to future awards on the date which is 10 years after the Effective Date.

(l) Titles and Headings.    The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Exhibit B

Audit Committee Charter

Quanta Capital Holdings Ltd.

Revised as of March 7, 2005

1.    Purpose.

The primary purposes of the committee are to oversee on behalf of the company's board of directors: (1) the accounting and financial reporting processes of the company and integrity of the company's financial statements, (2) the audits of the company's financial statements and appointment, compensation, qualifications, independence and performance of the company's independent auditors, (3) the company's compliance with legal and regulatory requirements, and (4) the performance of the company's internal audit and control function. The committee shall also prepare the report required by the SEC's proxy rules to be included in the company's annual proxy statement filed under the rules of the SEC.

2.    Composition.

(a) At Least Three Members.    The committee shall consist of at least three directors. The board shall designate a committee member as the chairperson of the committee, or if the board does not do so, the committee members shall appoint a committee member as chairperson by a majority vote of the authorized number of committee members.

(b) Independence.    All committee members shall be independent as defined in the Nasdaq listing standards, as the same may be amended from time to time (the "listing standards"), and shall meet any other independence requirements set forth in applicable laws, rules and regulations, including SEC rules and listing standards.

(c) Financial Literacy.    Each member of the audit committee shall be financially literate upon appointment to the committee, as such qualification is determined by the company's board of directors in its business judgment pursuant to the listing standards. At all times there shall be at least one member of the audit committee who, as determined by the board, meets the accounting or related financial management expertise requirement of the listing standards. In addition, the board of directors shall annually evaluate whether or not at least one member of the committee is an audit committee financial expert as defined in SEC rules.

(d) Appointment.    Subject to the requirements of the listing standards, the board may appoint and remove committee members in accordance with the company's bye-laws. Committee members shall be appointed annually by the board on recommendation of the governance and nominating committee and may be removed, with or without cause, by a majority of the board.

(e) Service on Other Audit Committees.    No director is eligible to serve on the audit committee if he or she serves on more than two other audit committees of SEC registrants and if he or she chairs more than two audit committees.

3.    Selection and Review of Independent Auditors and Their Services.

(a) Overall Authority.    The audit committee shall have sole authority and direct responsibility for the appointment, compensation, retention, termination, evaluation and oversight of the work of the independent auditors engaged by the company for purpose of preparing or issuing an audit report or related work, performing other audit, review or attest services and performing internal control-related services for the company; provided that any appointment of an independent auditor shall be subject to any required shareholder ratification. The independent auditors shall report directly to the audit committee. The audit committee's authority includes, without limitation, resolution of disagreements between management and the auditors regarding financial reporting.

(b) Terms of Audit and Non-Audit Engagements.    The committee shall pre-approve all audit, review, attest, permissible non-audit services and internal control-related services to be provided to the company or its subsidiaries by the independent auditors. The committee may establish pre-approval policies and procedures in compliance with applicable laws, rules and regulations, including SEC rules.

(c) Annual Quality Control Review.    The committee shall obtain and review annually a report by the independent auditors describing the firm's internal quality-control procedures; and any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, any steps taken to deal with any such issues and all relationships between the independent auditor and the Company. In addition, the committee's annual review of the independent auditors shall also include: (i) review and evaluation of the lead partner of the independent auditors for the company's account, and (ii) evaluation of such other matters as the committee may consider relevant to the engagement of the auditors, including views of company management and internal finance employees, and whether the lead partner or auditing firm itself should be rotated.

(d) Policy on Hiring Employees of the Auditor.    The committee shall from time to time establish hiring policies that will govern the company's hiring of employees or former employees of the independent auditors, and report these policies to the board.

(e) Planning.    The committee shall meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

4.    Annual Financial Reporting.

In connection with the audit of each fiscal year's financial statements, the committee shall:

(a) Discuss Financial Statements with Management:    review and discuss with appropriate members of the company's management the audited financial statements, related accounting and auditing principles, policies, practices and disclosures.

(b) Critical Accounting Policy Report:    timely request and receive from the independent auditors (prior to each filing of the audit report with the SEC) the report required in connection with the annual audit pursuant to applicable SEC rules concerning (1) all critical accounting policies and practices to be used; (2) all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management of the company, including: (i) ramifications of the use of such alternative disclosures and treatments; and (ii) the treatment preferred by the independent auditors; and (3) other material written communications between the independent auditors and the management of the company, such as any management letter or schedule of unadjusted differences.

(c) SAS 61 Review:    discuss with the independent auditors the audited financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, including such matters as (1) the quality as well as appropriateness of the accounting principles applied in the financial statements, (2) new or changed accounting policies, and significant estimates, judgments, uncertainties or unusual transactions, (3) the effect of regulatory and accounting initiatives on the company's financial statements, (4) the selection, application and effects of critical accounting policies and estimates applied by the company, (5) issues raised by any "management" or "internal control" letter from the auditors, difficulties encountered in the audit, disagreements with management, or other significant aspects of the audit, and (6) all off-balance sheet transactions, and relationships with any unconsolidated entities or any other persons, which may have a material current or future effect on the financial condition or results of the company and are required to be reported under SEC rules.

(d) Review of MD&A:    review with appropriate management and independent auditor representatives the company's intended disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" to be included in the company's annual report on Form 10-K.

(e) Obtain ISB No. 1 Disclosure:    receive from the independent auditors a written disclosure and statement of all relationships between the auditors and the company consistent with Independence Standards Board Standard No. 1.

(f) Dialogue with Auditors on Independence:    actively discuss with the auditors any disclosed relationships or services that may impact the objectivity or independence of the auditors.

(g) Recommend Filing of Audited Financial Statements:    recommend whether or not the audited financial statements should be included in the company's Annual Report on Form 10-K for filing with the SEC.

(h) Updated Audit Reports:    review any additional reports that the auditors are required to make to the audit committee each time the company's audited financial statements are filed or considered filed with the SEC (relating to the matters described in sub-paragraph (b) above).

5.    Quarterly Financial Reporting.

The committee's quarterly review shall normally include:

(a) Quarterly Review:    a review and discussion of the quarterly financial statements of the company prior to the filing of such quarterly financial statements and the results of the independent auditors' review of these financial statements.

(b) Discussion of Significant Matters with Management:    a review of management's analysis of significant matters which relate to (1) the quality as well as appropriateness of the accounting principles applied in the financial statements (2) new or changed accounting policies, and significant estimates, judgments, uncertainties or unusual transactions, (3) the effect of regulatory and accounting initiatives on the company's financial statements, (4) the selection, application and effects of critical accounting policies and estimates applied by the company, and (5) any off-balance sheet transactions and relationships with any unconsolidated entities or any other persons that may have a material current or future effect on the financial condition or results of the company and are required to be reported under SEC rules.

(c) MD&A:    a review of the company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" to be included in the company's quarterly report on Form 10-Q.

6.    Other Functions.

(a) Annual Review of this Charter.    The committee shall review and reassess the adequacy of this charter annually, and recommend any proposed changes to the board for approval.

(b) Annual Review of Performance.    The committee shall evaluate its performance as the audit committee on an annual basis.

(c) Risk Assessment and Reserving Policies.    The committee shall periodically discuss with management and review management's assessment of the company's exposure to risk and the company's risk management and risk management policies. Other committees of the board may also review such risk assessment and risk management policies. The committee shall discuss with management, the independent auditor and any external actuary retained by the company the reserving methodology and process of the company and the company's reserves, together with internal or external reports or studies.

(d) Complaints, Anonymous Submissions and Correspondence with Regulators.    The committee shall establish and maintain procedures for (i) the receipt, retention, and treatment of complaints received by the company regarding accounting, internal accounting controls, and auditing matters, and (ii) the confidential, anonymous submission by employees of the company of concerns regarding questionable accounting or auditing matters. The committee shall review with management and the independent auditors any correspondence with regulators or governmental agencies and any published reports and employee complaints concerning financial matters which raise material issues regarding the company's financial statements and accounting policies.

(e) Related Party Approvals.    It is the policy of the company that the company shall not enter into related party transactions defined in the listing standards unless the audit committee or another independent body of the board of directors first reviews and approves the transactions.

(f) Compliance.    The committee shall periodically review with management the company's disclosure controls and procedures, internal control for financial reporting purposes, and systems and procedures to promote compliance with laws.

(g) Earnings Releases.    The committee shall discuss with management earnings press releases and other published financial information. This may be conducted generally as to types of information and presentations, and need not include advance review of each release or other information.

(h) Internal auditing.    The committee shall (1) oversee the appointment and replacement of the senior internal auditing executive who will report directly to the committee, (2) review the activities of the company's internal audit department, including the proposed annual audit plan, periodic progress reports on the status of the plan, and summaries of any significant issues raised during the performance of internal audits, including the resolution of recommendations made concerning the company's system of internal controls, and (3) discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended change in the planned scope of the internal audit function.

(i) Internal Controls.    Discuss with management, the independent auditor and the senior internal auditing executive (1) the design and effectiveness of the company's internal controls over financial reporting as defined in SEC rules, (2) any significant deficiencies in the design or operation of internal controls which could adversely affect the company's ability to record, process, summarize and report financial data and any material weaknesses to the company's internal controls, (3) any fraud, whether or not material, that involves management or other employees who have a significant role in the company's internal controls, (4) any change that has materially affected or is reasonably likely to materially affect that internal control and (5) the internal control report required to be included in the company's annual report on Form 10-K.

(j) Reports from Legal Counsel.    The committee shall review and take appropriate action with respect to any reports to the committee from legal counsel engaged by the company concerning any material violation of securities law or breach of fiduciary duty or similar violation by the company, its subsidiaries or any person acting on their behalf.

(k) Other Reviews.    The committee, as the committee may consider appropriate, may consider and review with the full board of directors, company management, internal or outside legal counsel, or the independent auditors any other topics relating to the purpose of the committee which may come to the committee's attention. The committee may perform any other activities consistent with this charter, the bye-laws and applicable listing standards and laws as the committee or the board of directors considers appropriate.

7.    Meetings, Reports and Resources of the Committee.

(a) Meetings.    The committee shall meet as often as it determines, but not less frequently than quarterly. The committee may also hold special meetings or act by unanimous written consent as the committee may decide. The committee will periodically meet in separate executive sessions with the chief executive officer, chief financial officer, controller or principal accounting officer, internal audit personnel, representatives of the independent auditors, and the principal human resources representative and may meet with other company employees, agents or representatives invited by the committee. The principal human resources representative shall be instructed to communicate promptly to the committee chairman any matter such representative believes needs to be communicated to the committee.

(b) Procedures.    The committee may establish its own procedures, including the formation and delegation of authority to subcommittees, in a manner not inconsistent with this charter, the bye-laws or the listing standards and SEC rules. The chairperson or majority of the committee members may call meetings of the committee. A majority of the authorized number of committee members shall constitute a quorum for the transaction of committee business, and the vote of a majority of the committee members present at a meeting at which a quorum is present shall be the act of the committee, unless in either case a greater number is required by this charter, the bye-laws or the listing standards. The committee shall keep written minutes of its meetings and deliver copies of the minutes to the secretary of the company for inclusion in the records of the company.

(c) Reports.    The committee shall timely prepare the audit committee report required to be included in the company's annual meeting proxy statement, and report to the board on the other matters relating to the committee or its purposes, as required by the listing standards or SEC rules. The committee shall also report to the board annually the overall results of (1) the annual review of the independent auditors and their independence, and (2) the annual review by the committee of its own performance. The committee also shall report to the board on the major items covered by the committee at each committee meeting, and provide additional reports to the board as the committee may determine to be appropriate, including review with the full board of any issues that arise from time to time with respect to the quality or integrity of the company's financial statements, the company's compliance with legal or regulatory requirements, the performance and independence of the independent auditors or the performance of the internal audit function.

(d) Committee Access and Resources.    The committee, or any members of, or advisors to the committee, is at all times authorized to have direct, independent and confidential access to the independent auditors, the company's outside counsel and to the company's other directors, management and personnel to carry out the committee's purposes. The committee is authorized to conduct investigations, and to retain, at the expense of the company, independent legal, accounting, actuarial or other professional advisers or consultants selected by the committee, for any matters relating to the purposes or duties of the committee. The company shall provide for adequate funding, as determined by the audit committee, for payment of compensation to the independent auditors for their audit and audit-related, review and attest services, for payment of compensation to advisers engaged by the audit committee, and for ordinary administrative expenses of the audit committee necessary or appropriate to carrying out its duties.

(e) Reliance on Others.    Nothing in this charter is intended to preclude or impair the protection provided in Section 97 of the Bermuda Companies Act of 1981, as amended, for good faith reliance by members of the committee on reports or other information provided by others.

Interpretation.    For the avoidance of doubt, while the audit committee has the responsibilities and powers set forth in this charter, nothing in this charter should be interpreted as creating any duty or obligation on the part of the audit committee to plan or conduct audits or to determine that the company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. Also, nothing herein should be construed as imposing on the audit committee responsibility to ensure compliance with laws and regulations and the company's code of business conduct and ethics, or to set or determine the adequacy of the company's reserves. All such matters are the responsibility of management and the independent auditor, as appropriate.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS
OF QUANTA CAPITAL HOLDINGS LTD.

The undersigned hereby revoking all proxies previously granted, appoints MARTHA G. BANNERMAN and WALDA DECREUS, and each of them, with power of substitution, as proxy of the undersigned, to attend the Annual General Meeting of Shareholders of Quanta Capital Holdings Ltd. on June 2, 2005 and any adjournments thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as designated on the reverse.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3. WHETHER OR NOT DIRECTION IS MADE, THIS PROXY WILL BE VOTED AT THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL GENERAL MEETING OF SHAREHOLDERS.

(Continued and to be dated and signed on the reverse.)

QUANTA CAPITAL HOLDINGS LTD. P.O. BOX 11230 NEW YORK, N.Y. 10203-0230

To include any comments, please mark this box.

PLEASE COMPLETE AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

▾ DETACH PROXY CARD HERE ▾

PLEASE BE CERTAIN TO DATE AND SIGN THIS PROXY. RETURN THE PROXY IN THE ENCLOSED ENVELOPE.	Votes must be marked in the manner indicated above in black or blue ink.

(1)    ELECTION OF DIRECTORS

Tobey J. Russ, Michael J. Murphy, Robert Lippincott III, Nigel W. Morris, W. Russell Ramsey, James J. Ritchie, Wallace L. Timmeny

FOR all nominees listed above	WITHHOLD AUTHORITY to vote for all nominees listed above	*EXCEPTIONS: FOR all nominees except those listed below

* EXCEPTIONS:   ________________________________

(2)    PLAN AMENDMENT TO INCREASE THE NUMBER OF COMMON SHARES AVAILABLE UNDER THE 2003 LONG TERM INCENTIVE PLAN

FOR	AGAINST	ABSTAIN

(3)    INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To ratify the selection of PricewaterhouseCoopers LLP to act as the independent registered public accounting firm for the fiscal year ending December 31, 2005.

FOR	AGAINST	ABSTAIN

To change mailing address, please mark this box and note change below.

SCAN LINE

Signature should correspond with the printed name appearing hereon. When signing in a fiduciary or representative capacity, give full title as such, or when more than one owner, each should sign.

Date                            Share Owner sign here  Co-Owner sign here